                                                               EXHIIBIT 10.19.3

================================================================================
                             PARTICIPATION AGREEMENT

                                      among


                               MCDATA CORPORATION
                        as Lessee and Construction Agent,


                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                        as Agent Lessor and as a Lessor,


                                DEUTSCHE BANK AG,
                     NEW YORK AND/OR CAYMAN ISLANDS BRANCH,
                                as Agent for the
                            Lenders and as a Lender,


                                       and


                         DEUTSCHE BANC ALEX. BROWN INC.
                                   as Arranger


                          Dated as of February 9, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                                    PAGE
SECTION 1 THE LOANS................................................................   1
SECTION 2 LESSOR CONTRIBUTIONS.....................................................   2
       Section 2.1 Lessor Contributions............................................   2
       Section 2.2 Yield...........................................................   2
       Section 2.3 Interest on Loans...............................................   3
       Section 2.4 Interest Periods................................................   3
       Section 2.5 Prepayments.....................................................   3
       Section 2.6 Structuring Fee.................................................   4
       Section 2.7 Construction Period Lessor Yield and Lessor Commitment Fees.....   4
       Section 2.8 Payments........................................................   4
       Section 2.9 Lessee Prepaid Rent.............................................   4
       Section 2.10 Commitment Fees................................................   4
SECTION 3 SUMMARY OF THE TRANSACTIONS..............................................   5
       Section 3.1 Operative Agreements............................................   5
       Section 3.2 Property Acquisition............................................   5
       Section 3.3 Construction of Improvements; Lease of Property.................   5
SECTION 4 THE CLOSING..............................................................   5
       Section 4.1 Closing Date....................................................   5
       Section 4.2 Subsequent Funding Dates........................................   5
SECTION 5 FUNDING OF ADVANCES......................................................   5
       Section 5.1 General.........................................................   5
       Section 5.2 Procedures for Funding..........................................   6
       Section 5.3 Defeasance Deposit..............................................   6
SECTION 6 CONDITIONS OF THE CLOSING AND ADVANCES...................................   7
       Section 6.1 Conditions to Lessors' and Lenders' Obligations to Make
                   Loans and Lessor Contributions on the Initial Funding Date......   7
       Section 6.2 Conditions to the Lessors' and the Lenders' Obligations
                   to Make Advances to Pay Project Costs for Construction
                   on the Property.................................................  12
       Section 6.3 Completion Date Conditions......................................  14

                                                                                    PAGE
SECTION 7 REPRESENTATIONS AND WARRANTIES...........................................  14
       Section 7.1 Representations and Warranties of the Lessors
                   on the Closing Date.............................................  14
       Section 7.2 Representations and Warranties of the Agent
                   Lessor on the Closing Date......................................  15
       Section 7.3 Representations and Warranties of the Lessee
                   on the Closing Date.............................................  16
       Section 7.4 Representations and Warranties of the Lessee
                   Upon each Funding Date..........................................  22
       Section 7.5 Representations and Warranties of the Agent Lessor
                   Upon each Funding Date..........................................  24
       Section 7.6 Representations and Warranties of the Lessors
                   Upon Funding Dates..............................................  24
SECTION 8 PAYMENT OF CERTAIN EXPENSES..............................................  24
       Section 8.1 Payment of Costs and Expenses...................................  24
       Section 8.2 Brokers' Fees and Stamp Taxes...................................  25
       Section 8.3 Credit Agreement and Related Obligations........................  25
SECTION 9 OTHER COVENANTS AND AGREEMENTS...........................................  25
       Section 9.1 Cooperation with the Lessee.....................................  25
       Section 9.2 Covenants of the Agent Lessor and the Lessors...................  26
       Section 9.3 Amendment of Certain Documents..................................  26
       Section 9.4 Proceeds of Casualty............................................  27
       Section 9.5 Covenants of the Lessee.........................................  27
SECTION 10 CREDIT AGREEMENT........................................................  30
       Section 10.1 Lessee's Credit Agreement Rights...............................  30
SECTION 11 TRANSFER OF INTEREST....................................................  31
       Section 11.1 Assignments....................................................  31
       Section 11.2 Participations.................................................  31
       Section 11.3 Disclosure of Information; Pledge Under Regulation A...........  32
SECTION 12 INDEMNIFICATION.........................................................  33
       Section 12.1 General Indemnity..............................................  33
       Section 12.2 Environmental Indemnity........................................  34
       Section 12.3 General Impositions Indemnity..................................  35
       Section 12.4 Eurodollar Rate Lending Unlawful...............................  40
       Section 12.5 Deposits Unavailable...........................................  40
       Section 12.6 Increased Costs, etc...........................................  41
       Section 12.7 Funding Losses.................................................  42

                                                                                    PAGE
       Section 12.8 Capital Adequacy...............................................  43
       Section 12.9 Special Tax Indemnity..........................................  44
       Section 12.10 Indemnity Payments in Addition to Lease Obligations...........  45
       Section 12.11 Lessor Indemnification........................................  45
SECTION 13 DISTRIBUTION............................................................  47
       Section 13.1 Basic Rent.....................................................  47
       Section 13.2 Payments by the Lessee.........................................  47
       Section 13.3 Payment of Participant Balances................................  47
       Section 13.4 Sales Proceeds of Remarketing of Property......................  48
       Section 13.5 Supplemental Rent..............................................  48
       Section 13.6 Distribution of Payments after Lease Event of Default..........  48
       Section 13.7 Other Payments.................................................  50
       Section 13.8 Casualty and Condemnation Amounts..............................  50
       Section 13.9 Order of Application...........................................  50
SECTION 14 THE AGENT LESSOR........................................................  51
       Section 14.1 Appointment and Authorization..................................  51
       Section 14.2 Delegation of Duties...........................................  51
       Section 14.3 Agent Lessor and Affiliates....................................  51
       Section 14.4 Action by Agent Lessor.........................................  51
       Section 14.5 Consultation with Experts......................................  51
       Section 14.6 Exculpatory Provisions.........................................  52
       Section 14.7 Reliance on Communications.....................................  52
       Section 14.8 Notice of Default..............................................  52
       Section 14.9 Non-Reliance on Agent Lessor and Other Participants............  52
       Section 14.10 Indemnification...............................................  53
       Section 14.11 Failure to Act................................................  53
       Section 14.12 Resignation and Removal.......................................  53
       Section 14.13 Distributions.................................................  54
SECTION 15 RENEWALS................................................................  54
       Section 15.1 Extensions of Maturity Date and Expiration Date;
                    Replacement of Participants....................................  54
SECTION 16 MISCELLANEOUS..........................................................   55
       Section 16.1 Survival of Agreements........................................   55
       Section 16.2 No Broker, etc................................................   56
       Section 16.3 Notices.......................................................   56
       Section 16.4 Counterparts..................................................   57
       Section 16.5 Amendments and Termination....................................   57
       Section 16.6 Headings, etc.................................................   57
       Section 16.7 Parties in Interest...........................................   57

                                                                                    PAGE
       Section 16.8 GOVERNING LAW.................................................   58
       Section 16.9 Severability..................................................   58
       Section 16.10 Liability Limited............................................   58
       Section 16.11 Further Assurances...........................................   58
       Section 16.12 Successors and Assigns.......................................   59
       Section 16.13 Agent Lessor to Hold Property on Behalf of Other Lessors.....   59

SCHEDULES

Schedule 2.1      Lessor Commitments
Schedule 2.8      Payment Instructions


EXHIBITS

Exhibit A         Form of Construction Agency Agreement
Exhibit B         Form of Assignment of Lease  and Consent to Assignment
Exhibit C         Form of Contract Assignment and Consent to Contract Assignment
Exhibit D         Form of Deed of Trust
Exhibit E         Form of Requisition
Exhibit F         Form of Opinion of Special Counsel to Lessee
Exhibit G         Form of Lessee Completion Certificate
Exhibit H         Form of Defeasance Deposit Agreement and Control Agreement
Exhibit I         Form of Assignment and Acceptance
Exhibit J         Form of Assignment of Purchase Agreement
Exhibit K         Form of Compliance Certificate

         PARTICIPATION AGREEMENT, dated as of February 9, 2001 (this "Agreement"), among MCDATA CORPORATION, a Delaware corporation, as Lessee and Construction Agent (in its capacity as Lessee, the "Lessee" and in its capacity as Construction Agent, the "Construction Agent"); DEUTSCHE BANK AG, NEW YORK BRANCH, a duly licensed branch of Deutsche Bank AG, a German corporation, as Agent Lessor for the Lessors (in such capacity, the "Agent Lessor"), and as a Lessor (together with any permitted successors and assigns, each a "Lessor" and collectively the "Lessors"), DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH, as a Lender (together with the other financial institutions as may from time to time become lenders, (the "Lenders")) under the Credit Agreement and as Agent for the Lenders (in such capacity, the "Agent"), and DEUTSCHE BANC ALEX. BROWN INC., as Arranger (the "Arranger"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Annex A hereto.

                              PRELIMINARY STATEMENT

         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    SECTION 1

                                    THE LOANS

    The Lenders have agreed to make loans to the Agent Lessor in an aggregate principal amount of up to $51,000,000 in order for the Agent Lessor to acquire the Land together with any Improvements thereon, to develop the Land and construct the Improvements in accordance with the Construction Agency Agreement (in the form set forth on Exhibit A hereto), and to pay other Project Costs, and in consideration of the receipt of the proceeds of such Loans, the Agent Lessor will issue the Notes.

         The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to this Agreement and the Credit Agreement, the Loans will be made to the Agent Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent's agreeing for the benefit of the Lessors, pursuant to the Construction Agency Agreement, to purchase the Land together with any Improvements thereon and to develop the Land and construct the Improvements in accordance with the Plans and Specifications.

         The Loans and the obligations of the Agent Lessor under the Credit Agreement shall be secured by, inter alia, (i) a first priority assignment of the Lease, granted pursuant to the Assignment of Lease and consented to by the Lessee pursuant to the Consent to Assignment (in each case in the respective forms set forth on Exhibit B hereto), (ii) a first priority assignment of the Construction Agency Agreement, granted pursuant to the Contract Assignment and consented to by the Construction Agent pursuant to the Consent to Contract Assignment (in each case in the respective forms set forth on Exhibit C hereto);
(iii) a first priority mortgage lien subject to the Permitted Exceptions, including the Lien of the Lease on the Property pursuant to a

Deed of Trust joined by the Lessee in the form set forth on Exhibit D hereto and the Lease Supplement; and (iv) a first priority assignment of the Agent Lessor's security interest in the Collateral (as defined in the Defeasance Deposit Agreement) granted pursuant to the Defeasance Deposit Agreement in the form set forth on Exhibit H hereto.

                                   SECTION 2

                              LESSOR CONTRIBUTIONS

         2.1 LESSOR CONTRIBUTIONS. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Funding Date each Lessor shall make available to the Agent Lessor (each, a "Lessor Contribution") an amount equal to such Lessor's Commitment Percentage of the amount of the Advance requested by the Construction Agent in the Requisition for such Funding Date. The aggregate amount of Lessor Contributions made by the Lessors shall not exceed the aggregate of all Lessor Commitments as set forth in
Schedule 2.1 hereto. The aggregate outstanding amounts of the Loans and the Lessor Contributions shall not exceed the Aggregate Commitment Amount and the Lease Balance shall not exceed the lesser of (x) 110 percent of the Estimated Project Costs and (y) the Fair Market Sales Value of the Property as set forth in the Appraisal of the Property delivered pursuant to Section 6.1 hereof. Notwithstanding any other provision hereof, no Lessor shall be obligated to make available any Lessor Contribution if, after giving effect to the proposed Lessor Contribution, the outstanding aggregate amount of the Lessor Contributions of such Lessor would exceed such Lessor's Lessor Commitment. The Agent Lessor shall use the Lessor Contributions to pay a portion of the Project Costs simultaneously and pro rata with the fundings by the Lenders.

         2.2 YIELD.

The amount of the Lessor Contributions outstanding from time to time shall accrue yield ("Yield") at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is based on the Adjusted Eurodollar Rate, a 360-day year basis and, if calculated at the ABR, a 360-day year basis if the ABR is calculated at the Base CD Rate or the Federal Funds Effective Rate, and a 365-, or, if applicable, 366-, day year basis if the ABR is calculated at the Prime Rate. If all or any portion of the Lessor Contributions, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate. Upon the occurrence, and during the continuance of a Lease Event of Default, the amount of and, to the extent permitted by law, interest on (or Yield on) the Lessor Contributions and any other amounts owing hereunder or under the other Operative Agreements shall bear interest, payable on demand, at a per annum rate which is equal to the Overdue Rate.

The Agent shall distribute, in accordance with Section 13.1, the Lessor Basic Rent and all other amounts due with respect to the Lessor Contributions paid to the Agent by the Lessee under the Lease or the other Operative Agreements from time to time.

Yield on outstanding Lessor Contributions shall be due and payable by Lessors during the Construction Period as provided in Section 2.7 and thereafter by Lessee in cash on each Scheduled Interest Payment Date, provided, that (i) interest or Yield accruing at the Overdue Rate pursuant to paragraph (a) of this
Section 2.2 shall be payable from time to time on demand and (ii) each prepayment of Lessor Contributions shall be accompanied by accrued Yield to the date of such prepayment on the amount prepaid and breakage costs, if any.

If not repaid sooner, the outstanding aggregate Lessor Contributions shall be repaid in full on the Maturity Date.

         2.3 INTEREST ON LOANS.

Each Loan shall accrue interest computed and payable in accordance with the terms of the Credit Agreement. Each Loan shall become due and payable at the dates and times provided under the Credit Agreement.

The Agent shall distribute, in accordance with Section 13, the Notes Basic Rent and all other amounts due with respect to the Loans paid to the Agent by the Lessee under the Lease from time to time.

         2.4 INTEREST PERIODS. During the Construction Period, each Interest Period shall be one month, subject to the exceptions set forth in the definition of Interest Period. Thereafter, an Interest Period may be one month or three months in duration, as selected by Lessee in a notice by Lessee to Agent, subject to the exceptions set forth in the definition of Interest Period. Such notice shall (i) be delivered at least three (3) Business Days prior to the first day of the applicable Interest Period, (ii) contain a statement that it is an Interest Period Selection Notice, (iii) indicate the applicable amount of Loans or Lessor Contributions to which such notice is subject, and (iv) indicate the requested Interest Period or Interest Periods.

         2.5 PREPAYMENTS.

Voluntary Prepayments. The Lessee shall have the right to prepay an amount equal to the aggregate outstanding Lease Balance in whole, and in connection with the exercise of the Partial Purchase Option permitted under the Lease, in part in an amount equal to Partial Purchase Option Price, pursuant to the exercise of the purchase options permitted under the Lease or the Construction Agency Agreement without premium or penalty.

Mandatory Prepayments.

                  (b) If at any time the sum of the aggregate amount of outstanding Loans and Lessor Contributions shall exceed the Aggregate Commitment Amount, the Lessee shall immediately make payment on the Loans or Lessor Contributions in an amount sufficient to eliminate such excess. Payments required to be made hereunder shall be applied first to ABR Loans or ABR Lessor Contributions and second to Eurodollar Loans or Eurodollar Lessor Contributions in direct order of their Interest Period maturities.

                  (c) The Lessor shall prepay or repay the Loans and the Lessor Contributions with the proceeds of all amounts payable by the Lessee pursuant to
Article XV, XVI, XVII, XX or XXI of the Lease or Articles IV or V of the Construction Agency Agreement, and such prepayments or repayments shall be applied to the Loans and the Lessor Contributions in the manner set forth in
Section 13.

Notice. The Lessee will provide irrevocable notice to the Agent of any prepayment of Lessor Contributions at least three (3) Business Days prior to the date of prepayment.

         2.6 STRUCTURING FEE. The Agent Lessor agrees to pay to the Arranger the Structuring Fee in accordance with the Arranger's Fee Letter, which fee shall be capitalized as provided in Section 8.1(c).

         2.7 CONSTRUCTION PERIOD LESSOR YIELD AND LESSOR COMMITMENT FEES. During the Construction Period, on each date which is one Business Day prior to any date on which the Lessors are entitled to a payment on account of Lessor Yield or Lessor Commitment Fees, the Construction Agent shall be deemed to have requested that the Lessors make Lessor Contributions in an amount equal to their respective Commitment Percentages of the Lessor Yield or Lessor Commitment Fees due and payable on such date, as the case may be, with an Interest Period of one month solely for the purpose of paying such Lessor Yield or Lessor Commitment Fees which are then due and payable, which Lessor Contributions shall not be paid to the Construction Agent or any third party under the Operative Agreements but shall be capitalized as part of Project Costs.

         2.8 PAYMENTS. All payments (including prepayments) to be made by the Lessee hereunder and under the Lease or the Credit Agreement and the Notes, whether on account of Lessor Contributions, Lessor Yield, Loans or interest thereon or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Agent for the account of the Lenders and the Lessors, at the Agent's office specified in Schedule 2.8 hereto, in Dollars and in immediately available funds.

         2.9 LESSEE PREPAID RENT. Notwithstanding any provision of this Agreement or any other Operative Agreement to the contrary, neither Construction Agent nor Lessee shall have the right to fund or advance any amounts under any of the Operative Agreements which would otherwise be treated or deemed prepaid Rent hereunder or thereunder if such amounts would exceed $500,000.00 in the aggregate, without the prior written consent of the Agent Lessor, which consent may be withheld in Agent Lessor's sole discretion.

         2.10 COMMITMENT FEES. During the Construction Period each Lessor shall be entitled to receive its pro rata share of the Lessor Commitment Fees and each Lender shall be entitled to its pro rata share of the Lender Commitment Fees. Such fees shall be payable (i) monthly on each monthly anniversary of the Closing Date and on the last day of the Commitment Period (each, a "Specified Commitment Fee Payment Date") and (ii) in the case of the Lessor Commitment Fee, pursuant to Section 2.7 and in the case of the Lender Commitment Fee, pursuant to Section 2.3(b) of the Credit Agreement.

                                   SECTION 3

                           SUMMARY OF THE TRANSACTIONS

         3.1 OPERATIVE AGREEMENTS. On the Closing Date, each of the respective parties thereto shall execute and deliver this Agreement, the Lease, the Deed, the Construction Agency Agreement, the Notes, the Credit Agreement, the Defeasance Deposit Agreement, the Control Agreement, the Assignment of Lease, the Consent to Assignment, the Contract Assignment, the Consent to Contract Assignment and such other documents, instruments, certificates and opinions of counsel as are required by the terms hereof or agreed to by the parties hereto.

         3.2 PROPERTY ACQUISITION. On the initial Funding Date and subject to the terms and conditions of this Agreement, (a) the Lessors will make Lessor Contributions in accordance with Section 2 hereof, (b) the Lenders will make Loans in accordance with Section 5 hereof and the terms and provisions of the Credit Agreement, and (c) the Agent Lessor will acquire by Deed the Land together with the Improvements thereon identified by the Construction Agent pursuant to the Construction Agency Agreement.

         3.3 CONSTRUCTION OF IMPROVEMENTS; LEASE OF PROPERTY. On the Closing Date, the Agent Lessor and Construction Agent will execute and deliver a Lease Supplement pursuant to which the Agent Lessor will lease, commencing on the first day of the Basic Term, all of its right, title and interest in the Land and the other Improvements to the Lessee. During the Construction Period, the Lessee, as Construction Agent, will construct the Improvements on the Land as required by Section 5.1.

                                    SECTION 4

                                   THE CLOSING

         4.1 CLOSING DATE. All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of McGuireWoods LLP, 77 West Wacker Drive, Suite 4500, Chicago, Illinois 60601, or at such other location as may be determined by the Agent and the Lessee.

         4.2 SUBSEQUENT FUNDING DATES. The Construction Agent shall deliver to the Agent Lessor and the Agent a Requisition appropriately completed, in connection with each Funding Date.

                                    SECTION 5

                              FUNDING OF ADVANCES

         5.1 GENERAL. To the extent funds have been made available to the Agent Lessor as Loans and Lessor Contributions, the Agent Lessor will make advances of such funds to the Construction Agent from time to time in accordance with the terms and conditions of this

Agreement and the other Operative Agreements in order to provide sufficient funds to: (i) allow the Agent Lessor, at the direction of the Lessee, to acquire the Land together with the Improvements thereon in accordance with the terms of this Agreement and the other Operative Agreements; (ii) allow the Agent Lessor, on behalf of the Lessee, to pay Transaction Expenses; (iii) permit the Construction Agent to construct the Buildings and other Improvements in accordance with the Plans and Specifications and the terms of the Construction Contract, the Construction Agency Agreement, the Lease and the other Operative Agreements; and (iv) pay all other Project Costs. The Participants shall have no obligation to fund Loans or Lessor Contributions, and the Agent Lessor shall have no obligation to fund, any Advance to pay for construction of any Improvements or other Project Costs (other than the Property Acquisition Costs and Transaction Expenses payable on the Closing Date) until the conditions precedent set forth in Section 6.2, including without limitation, Section 6.2(a)(viii) and (ix), have been satisfied.

         5.2 PROCEDURES FOR FUNDING.

Not less than three (3) Business Days prior to each proposed Funding Date other than the initial Advance to be made on the initial Funding Date, where such Advance is to bear interest and Yield at a rate equal to the ABR and notice may be given on the initial Funding Date, the Construction Agent shall deliver to the Agent Lessor and the Agent a requisition (a "Requisition"), appropriately completed, in the form of Exhibit E hereto.

Each Requisition shall: (i) be irrevocable; and (ii) request funds in an amount of at least $500,000 (or such lesser amount as shall be equal to the total aggregate of the Available Loan Commitments plus the Available Lessor Commitments at such time) for the payment of Property Acquisition Costs or other Project Costs which will be incurred during the thirty (30) day period following the requested Funding Date and were not the subject of and funded pursuant to a prior Requisition, in each case as specified in the Requisition. The Lessee shall not request more than one Funding Date during any calendar month.

So long as no Default or Event of Default has occurred and is continuing and subject to the Agent Lessor and the Agent having each received the materials required by Section 6.1, 6.2 and/or 6.3, as applicable, on each Funding Date (i) the Lenders shall make Loans to the Agent Lessor in an aggregate amount equal to 85% of the funds specified in any Requisition, up to an aggregate principal amount equal to the Available Loan Commitments; (ii) the Lessors shall make available to the Agent Lessor, Lessor Contributions in an amount equal to 15% of the funds specified in any Requisition, up to an amount equal to the Available Lessor Commitments; and (iii) the total amount of such Loans and Lessor Contributions made on such date shall be paid to the Construction Agent to pay the Project Costs.

         The Construction Agent agrees that it cannot incur Project Costs (i) unless the Lessee, as Construction Agent, has complied with the applicable provisions of Section 6 or (ii) which would result in the Lease Balance exceeding the Aggregate Commitment Amount.

         5.3 DEFEASANCE DEPOSIT. Prior to 2:00 p.m., New York City time, on (i) each Funding Date requested pursuant to Section 4.2 or deemed requested pursuant to Section 2.7 hereof or Section 2.3 of the Credit Agreement, and (ii) the fifth day of each calendar month during the Construction Period and the Term, for so long as any Obligations remain outstanding (or if such date is not a Business Day, the next succeeding Business Day) (the "Deposit Date") where the Value of the Defeasance Deposit Collateral as of the conclusion of the calendar month immediately preceding such Deposit Date is less than 105% of the aggregate outstanding Advances, the Lessee shall deliver a portion of the Defeasance Deposit Collateral to the Defeasance Deposit Depositary Bank (x) in the case of a Funding Date in an amount equal to 105% of the aggregate Advance so requested (or deemed requested) on such Funding Date pursuant to the Defeasance Deposit Agreement plus an amount, if any, required to maintain the Value of all such deposits equal to 105% of the outstanding Advances and (y) in the case of a Deposit Date which is not a Funding Date, an amount, if any, required to maintain the Value of the Defeasance Deposit Collateral at a level equal to 105% of the aggregate outstanding Advances. The Lessee covenants to maintain the Value of the Defeasance Deposit Collateral at a level equal to 105% of the aggregate outstanding Advances, and in addition to the deliveries required to be made on Funding Dates and Deposit Dates, upon receipt of notice from Agent that the Value of the Defeasance Deposit Collateral is less than 105% of the aggregate outstanding Advances, Lessee shall be obligated to deliver a portion of the Defeasance Deposit Collateral in an amount required to maintain the Value of the Defeasance Deposit Collateral at a level equal to 105% of the aggregate outstanding Advances. Each such deposit (collectively, the "Defeasance Deposit") shall be the property of the Defeasance Deposit Depositary Bank and shall be held and administered in accordance with the Defeasance Deposit Agreement.

                                   SECTION 6

                     CONDITIONS OF THE CLOSING AND ADVANCES

         6.1 CONDITIONS TO LESSORS' AND LENDERS' OBLIGATIONS TO MAKE LOANS AND LESSOR CONTRIBUTIONS ON THE INITIAL FUNDING DATE. The agreement of each Lender to make Loans, and each Lessor to make Lessor Contributions on the initial Funding Date, and the agreement of the Agent Lessor to acquire the Land and existing Improvements on the initial Funding Date, is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and Lessor Contributions, of the following conditions precedent:

Operative Agreements. Each of the Operative Agreements to be entered into on the Closing Date or subsequently shall have been duly authorized and each of the Operative Agreements to be entered into on the Closing Date or the initial Funding Date shall have been executed, acknowledged and delivered by the parties thereto and shall be in full force and effect, and no default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Agent and the Agent Lessor shall have received a fully executed copy of each of such executed Operative Agreements (other than the Notes of which the Agent shall have received the originals).

Taxes. All taxes, fees and other charges in connection with the execution, delivery, and, where applicable, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent and the Agent Lessor.

Governmental Approvals. All Governmental Actions necessary (or, in the reasonable opinion of the Agent, the Agent Lessor and their respective counsel, advisable) as described in Section 6.1(k) shall have been obtained or made and be in full force and effect.

Litigation. No action or proceeding shall have been instituted before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any of the transactions contemplated hereby or thereby or
(ii) which is reasonably likely to have a Material Adverse Effect.

Legal Requirements. In the opinion of the Agent, the Agent Lessor and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate in any material respect any Legal Requirements and do not and will not subject the Agent, any Lender, the Agent Lessor or any Lessor to any adverse regulatory prohibitions or constraints.

Corporate Proceedings of the Lessee. The Agent and the Agent Lessor shall have received a copy of the resolutions or minutes, in form and substance reasonably satisfactory to the Agent and the Agent Lessor, of the Board of Directors of the Lessee authorizing the execution, delivery and performance of this Agreement and the other Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Lessee as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and the Agent Lessor and shall state that the resolutions or minutes thereby certified have not been amended, modified, revoked or rescinded.

Lessee Incumbency Certificate. The Agent and the Agent Lessor shall have received a certificate of the Lessee, dated the Closing Date, as to the incumbency and signature of the officers of the Lessee and the Construction Agent executing any Operative Agreement reasonably satisfactory in form and substance to the Agent and the Lessor, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Lessee.

Lessee's Officer's Certificate. The Agent and the Agent Lessor shall each have received an Officer's Certificate, dated as of the Closing Date, of the Lessee and the Construction Agent stating that (i) each and every representation and warranty of the Lessee and the Construction Agent contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which the Lessee and the Construction Agent is a party is in full force and effect with respect to it; and (iv) the Lessee and the Construction Agent has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date.

Agent Lessor Incumbency Certificate. The Agent and the Lessee shall have received a certificate of the Agent Lessor, dated the Closing Date, as to the incumbency and signature of the officers of the Agent Lessor executing any Operative Agreements reasonably satisfactory in form and substance to the Agent and the Lessee, executed by internal counsel to the Agent Lessor.

Corporate Documents. The Agent and the Agent Lessor shall have received true and complete copies of the certificate or articles of incorporation and by-laws of the Lessee, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Lessee.

Consents, Licenses and Approvals. The Agent and the Agent Lessor shall have received a certificate of the President or a Vice President of the Lessee stating that all consents, authorizations and filings required to consummate the transaction contemplated by this Agreement are in full force and effect. The Lessee shall have obtained from the proper officials of Broomfield, Colorado, approval of the subdivision agreement and master development agreement governing the Land and the development and construction of Improvements thereon. Such agreements shall permit development of the Land and construction of the Improvements as contemplated by the Plan and Specifications for the Property.

Legal Opinions. The Agent and the Agent Lessor shall have received the executed legal opinions of Cooley Godward LLP, special counsel to the Lessee, Davis Graham & Stubbs, special Colorado counsel to the Lessee, and of Cadwalader, Wickersham & Taft, special New York counsel to the Lessee, substantially in the form of Exhibit F hereto.

Lien Searches. The Agent and the Agent Lessor shall have received the results of a recent search by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed in the State of Colorado and the Province of Ontario with respect to personal property of the Lessee, and the results of such search shall be satisfactory to the Agent and the Agent Lessor.

Insurance. The Agent and the Agent Lessor shall have received evidence in form and substance satisfactory to them that all of the requirements of Article XIV of the Lease and Article VI of the Construction Agency Agreement shall have been satisfied, except for insurance coverages required to be obtained on or prior to the initial Funding Date for Project Costs to finance the construction of Improvements pursuant to Section 6.2.

Representations and Warranties. The representations and warranties of the Lessors, the Lessee and the Agent Lessor contained herein and in each of the other Operative Agreements shall be true and correct.

Performance of Agreements. The parties hereto and thereto shall have performed their respective agreements to be performed on or prior to the initial Funding Date contained herein and in the other Operative Agreements on or prior to the initial Funding Date.

Requisition. The Agent and the Agent Lessor shall have received a fully executed counterpart of a Requisition, appropriately completed.

Appraisal. The Agent and the Agent Lessor shall have received an Appraisal of the Property, which Appraisal shall show as of the projected Completion Date, the Fair Market Sales Value of the Property, and meet the other applicable requirements set forth in the definition of the term "Appraisal" contained in Annex A.

Deed. The Existing Owner shall have executed the Deed with respect to the Land and Improvements being acquired on the initial Funding Date, and the Deed shall have been delivered to the Title Company for recording.

Title. Title to the Property being acquired on the initial Funding Date shall conform to the representations and warranties set forth in Section 7.4(b).

Lease Supplement. The Lessee shall have delivered to the Agent a Lease Supplement executed by the Lessee and the Agent Lessor with respect to the Property.

Deed of Trust. The Agent Lessor shall have delivered to the Agent the Deed of Trust, executed by the Agent Lessor and Lessee, with respect to the Property.

Structuring Fee. The Agent and the Arranger shall have received the Structuring Fee pursuant to the Arranger's Fee Letter on the initial Funding Date.

Consent. The Lessee shall have delivered to the Agent a consent to the Assignment of Lease executed by the Lessee with respect to the Property.

Environmental Audit. The Agent and the Agent Lessor shall have received prior to the Closing Date an Environmental Audit with respect to the Property, prepared by the Environmental Engineer, and the results of the Environmental Audit shall be in form and substance satisfactory to the Agent and the Agent Lessor, it being understood and agreed that the Lessee agrees to remedy any environmental conditions requiring further action indicated in the Environmental Audit within ninety (90) days following the Closing Date and to deliver to the Agent and the Agent Lessor upon completion of such remedial action a written statement by the Environmental Engineer which prepared the Environmental Audit indicating that all such environmental conditions have been remedied in compliance with Environmental Laws; and the Agent and the Agent Lessor shall have received letters from the Environmental Engineer stating, among other things, that the Agent, the Lenders, the Agent Lessor and the Lessors may rely on the Environmental Audit and other environmental reports with respect to the Property which have been prepared by such firm as if they were addressed to them in all respects.

No Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition.

No Material Adverse Change. There shall not have occurred any Material Adverse Effect.

Survey. The Agent shall have received, and the Title Company shall have received, a survey of the Property being acquired on the initial Funding Date, certified to the Agent, the Agent Lessor and the Title Company in a manner satisfactory to them, dated as of a date within three months of the initial Funding Date, by an independent professionally licensed land surveyor satisfactory to the Agent, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1999, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations on such Property of all the buildings, structures and other improvements, if any, and the established building setback lines; (ii) the lines of streets abutting such Property; (iii) all access and other easements appurtenant to such Property; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such Property, whether recorded, apparent from a physical inspection of the Property or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on such Property; and (vi) if such Property is described as being on a filed map, a legend relating the survey to said map.

Lenders' Title Insurance. The Agent shall have received with respect to the Deed of Trust a mortgage title policy or an unconditional written undertaking of the Title Company to issue such insurance dated the initial Funding Date; such policies shall (i) be in an amount equal to the aggregate amount of the Loans and the Lessor Contributions (with a pending disbursements clause); (ii) be issued at ordinary rates; (iii) insure that the Deed of Trust insured thereby creates a valid first Lien (subject to recharacterization of the Lease) on the Agent Lessor's fee title to the Land and Improvements, free and clear of all defects and encumbrances, except Permitted Exceptions; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1992; (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request; and (vii) be issued by the Title Company; and the Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy, and all charges for mortgage recording tax with respect to the Deed of Trust have been paid or provision made therefor.

Documents. The Agent and the Agent Lessor shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy referred to above.

Owner's Title Insurance. The Agent Lessor shall have received an owner's title policy, or an unconditional written undertaking of the Title Company to issue such insurance, dated the initial Funding Date, insuring fee title to the Property in the Agent Lessor, subject to recharacterization of the Lease, in which event insuring that the Lien created by the Lease is a first Lien in the Lessee's interest in the Improvements and the Land; and the Agent Lessor shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy have been paid or provision made therefor.

Actions to Transfer Ownership and Perfect Liens. Each of the Deed, the Lease Supplement, the Assignment of Lease, the Consent to the Assignment of Lease and the Deed of Trust shall have been delivered to the Title Company which shall have undertaken an obligation to promptly record the same with the appropriate Governmental Authorities in the order set forth in this paragraph, and the UCC Financing Statements with respect to the Property shall have been delivered to the Title Company which shall have undertaken an obligation to promptly file the same with the appropriate Governmental Authorities. The Agent shall have received evidence in form and substance satisfactory to it that arrangements have been made for the completion of all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, and the Deed of Trust, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

Sufficient Funds. Based on the Budget, the Available Loan Commitments and the Available Lessor Commitments will be sufficient to finance the purchase of the Land with the Improvements thereon and the construction of the Improvements and to pay the other Project Costs.

         6.2 CONDITIONS TO THE LESSORS' AND THE LENDERS' OBLIGATIONS TO MAKE ADVANCES TO PAY PROJECT COSTS FOR CONSTRUCTION ON THE PROPERTY.

Lessor's Conditions. The obligations of the Lessors to make Lessor Contributions to the Agent Lessor and of the Agent Lessor to advance the proceeds of Loans from the Lenders and Lessor Contributions from the Lessors on a Funding Date for the purpose of providing funds to or at the direction of the Construction Agent necessary to pay for the construction of the Improvements or the payment of Transaction Expenses, or other Project Costs (other than Property Acquisition Costs and Transaction Expenses payable on the initial Funding Date) are subject to the satisfaction or waiver of the following conditions precedent:

                  (b) Representation and Warranties. On such date, the representations and warranties of the Lessee and the Construction Agent contained herein and in each of the other Operative Agreements shall be true and correct in all material respects, unless such representations or warranties speak as of a particular date, in which case they shall be true and correct as of such date.

                  (c) Performance of Agreements. The Lessee and the Construction Agent shall have performed their respective agreements contained herein and in the other Operative Agreements on or prior to such Funding Date.

                  (d) Requisition. The Agent and Agent Lessor shall have received a fully executed counterpart of a Requisition, appropriately completed.

                  (e) Sufficient Funds; Progress of Construction. Based upon the Budget, (i) the Available Loan Commitments and the Available Lessor Commitments will be sufficient to complete the Improvement or Improvements for which the Requisition relates and (ii) the Budget is In Balance. Based on the construction schedule (i) no delays in construction attributable to Force Majeure Events have occurred, (ii) Construction is proceeding as planned in the construction schedule and (iii) Completion will be achieved on or prior to the Outside Completion Date.

                  (f) No Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements attributable to the Lessee or the Construction Agent and no such Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition.

                  (g) Lien Waivers. The Agent shall have received copies of lien waivers, in form and substance reasonably satisfactory to the Agent, from each contractor, subcontractor, supplier and materialman which the Lessee reasonably believes will receive total compensation for services rendered or materials supplied in connection with the construction of the related Improvements of $250,000 or more; each such lien waiver shall evidence that such contractor, subcontractor, supplier or materialmen has been paid in full for all work performed or materials supplied to the date of the request for such Advance, other than work which is the subject of such request.

                  (h) Permits. On or prior to the initial Funding Date for the payment of Project Costs for the construction of any Improvements, Lessee shall have received all required building and other permits and authorizations permitting construction of the Improvements on the Land in accordance with the Plans and Specifications.

                  (i) Insurance. On or prior to the initial Funding Date for the payment of Project Costs for the construction of any Improvements, Lessee, as Construction Agent, shall have obtained the hazard and builder's risk insurance policies insuring the construction of the Property required by Article VI of the Construction Agency Agreement.

                  (j) Construction Schedule. The Agent shall have received a copy of the schedule prepared by or at the direction of the Construction Agent showing the estimated (i) timetable for construction of the initial Building to be constructed on the Land, including construction milestones in critical path form; and (ii) timetable for the making of Loans and Lessor Contributions.

                  (k) Budget. The Agent and the Agent Lessor shall have received a copy of the Budget with respect to the construction of the initial Building and other Improvements to be constructed on the Land, and such Budget shall be in form and substance reasonably satisfactory to the Agent and the Agent Lessor.

                  (l) Plans. The Agent and the Agent Lessor shall have received a copy of the Plans and Specifications with respect to the initial Building to be constructed on the Land.

Lenders' Conditions. The obligations of the Lenders to make Loans to the Agent Lessor on a Funding Date for the purpose of providing funds to the Agent Lessor necessary to pay for the construction of Improvements or the payment of Transaction Expenses or other Project Costs (other than Property Acquisition Costs) are subject to satisfaction or waiver by the Lenders of the conditions precedent set forth in Section 6.1(a) hereof and Section 4.2 of the Credit Agreement.

Return of Funds if No Funding. If the conditions set forth in Section 6.2(a) are not satisfied or waived with respect to a particular Funding Date but the conditions set forth in Section 6.2(b) are satisfied or waived with respect to such Funding Date and the Lenders have funded their respective Loans to the Agent Lessor, the Agent Lessor shall return such funds to the Lenders funding the same, together with interest at the Federal Funds Effective Rate for each day beyond the proposed Funding Date until such funds are returned.

         6.3 COMPLETION DATE CONDITIONS. The occurrence of the Completion Date shall be subject to the fulfillment to the satisfaction of, or waiver by, the Required Lenders and the Required Lessors of the following conditions precedent at which time "Completion" shall be deemed to have occurred:

Construction Completion. The construction of the Improvements shall have been completed substantially in accordance with the Plans and Specifications and in compliance with all material Legal Requirements and Insurance Requirements, and the Property shall be ready for occupancy and use. This shall require, without limiting the generality of the preceding sentence, that (i) all utilities to adequately service the Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws) and (ii) access to the Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

Lessee Certification. The Lessee shall have furnished the Agent Lessor and the Agent with a completion certificate substantially in the form attached hereto as Exhibit G.

                                   SECTION 7

                         REPRESENTATIONS AND WARRANTIES

         7.1 REPRESENTATIONS AND WARRANTIES OF THE LESSORS ON THE CLOSING DATE. Each Lessor as to itself represents and warrants to each of the other parties hereto as of the Closing Date as follows:

Due Organization, etc. It is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party.

Authorization; No Conflict. The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by such Lessor, nor the consummation of the transactions contemplated thereby by such Lessor, nor compliance by it with any of the terms and provisions thereof
(i) requires or will require any approval of (which approval has not been obtained) the shareholders of, or approval or consent of any trustee or holders of any indebtedness or obligations of such Lessor, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lessor Lien upon the Property or any of the Improvements, its articles of incorporation or by-laws or equivalent documents or (iv) does or will require any Governmental Action by any Governmental Authority.

Enforceability, etc. Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

ERISA. Such Lessor is making its Lessor Contribution contemplated to be made by it hereunder for its own account and with its general corporate assets in the ordinary course of its business, and no part of such amount constitutes the assets of any Employee Benefit Plan.

         7.2 REPRESENTATIONS AND WARRANTIES OF THE AGENT LESSOR ON THE CLOSING DATE. The Agent Lessor represents and warrants to each of the other parties hereto as of the Closing Date as follows:

Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Agent Lessor (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Agent Lessor.

Assignment. It has not assigned or transferred any of its right, title or interest in or under the Lease, any Operative Agreement or the Property, except in accordance with the other Operative Agreements.

No Default. The Agent Lessor is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Agent Lessor. No Default or Event of Default attributable to it has occurred and is continuing.

Use of Proceeds. The proceeds of the Loans and the Lessor Contributions shall be applied by the Agent Lessor solely in accordance with the provisions of the Operative Agreements.

Chief Place of Business. The Agent Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 31 West 52nd Street, New York, New York 10019.

Federal Reserve Regulations. The Agent Lessor is not engaged principally in, and does not have as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds of the Loans will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U or X of the Board.

Investment Company Act. The Agent Lessor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

Representations and Warranties; No Default. The representations and warranties of the Agent Lessor set forth in the Operative Agreements are true and correct. The Agent Lessor is in compliance with its respective obligations under the Operative Agreements and there exists no Default or Event of Default attributable to it under any of the Operative Agreements. No Default or Event of Default attributable to it will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Closing Date.

Authorization by the Agent Lessor. The execution and delivery of each of the Lease Supplement, Deed of Trust and each other Operative Agreement delivered by the Agent Lessor on the Closing Date and the performance of the obligations of the Agent Lessor under such Lease Supplement, Deed of Trust and other Operative Agreement have been duly authorized by all requisite action of the Agent Lessor.

Execution and Delivery by the Agent Lessor. Each of the Lease Supplement, Deed of Trust and each other Operative Agreement delivered by the Agent Lessor on the Closing Date have been duly executed and delivered by the Agent Lessor.

Valid and Binding Obligations. Each of the Lease Supplement, Deed of Trust, Assignment of Lease and each other Operative Agreement delivered by the Agent Lessor on the Closing Date is a legal, valid and binding obligation of the Agent Lessor, enforceable against the Agent Lessor in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

         7.3 REPRESENTATIONS AND WARRANTIES OF THE LESSEE ON THE CLOSING DATE. The Lessee (in its capacity as Lessee or as Construction Agent, as the case may be) represents and warrants to each of the other parties hereto as of the Closing Date as follows:

Organization; Powers. Each of the Lessee and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Operative Agreements and each other agreement or instrument contemplated thereby to which it is or will be a party. The Lessee is incorporated under the laws of the State of Delaware.

Authorization. The execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is a party (a) have been duly authorized by all requisite action, including, if required, stockholder action on the part of the Lessee and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Lessee, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Lessee or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Lessee or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Lessee or any Subsidiary except in accordance with the Operative Agreements.

Enforceability. This Agreement and each of the other Operative Agreements to which the Lessee is a party has been duly executed and delivered by the Lessee and constitutes, a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by the Lessee in connection with the purchase, leasing or financing of the Property (the "Transactions"), except such as have been made or obtained and are in full force and effect.

Financial Statements. The consolidated balance sheet of the Lessee and its Subsidiaries as at December 31, 1999, and the related consolidated statements of income and cash flows of the Lessee and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Price Waterhouse Coopers LLP, independent accountants, and the consolidated balance sheet of the Lessee and its Subsidiaries as at September 30, 2000, and the related consolidated statements of income and cash flows of the Lessee and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Lessee, copies of which have been furnished to the Agent and the Agent Lessor, fairly present, subject, in the case of said balance sheet as at September 30, 2000, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the consolidated financial condition of the Lessee and its Subsidiaries as at such dates and the consolidated results of the operations of the Lessee and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied. Since December 31, 1999, no event has occurred which could have a Material Adverse Effect.

[Intentionally Deleted]

[Intentionally Deleted]

Litigation, Compliance with Laws.

                  (b) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the Lessee's knowledge, threatened against the Lessee or any Subsidiary or any business, property or rights of any such person (A) which involve any Operative Agreements or the Transactions or (B) which is reasonably likely to have a Material Adverse Effect.

                  (c) Neither the Lessee nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

Agreements. Neither the Lessee nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

Federal Reserve Regulations. Neither the Lessee nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

Investment Company Act; Public Utility Holding Company Act. Neither the Lessee nor any of its Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Tax Returns. Each of the Lessee and its Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Lessee or such Subsidiary shall have set aside on its books adequate reserves.

No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Lessee to the Agent or any Lender or any Lessor in connection with the negotiation of any Operative Agreement or included therein or delivered pursuant thereto contained, contains or will contain any misstatement of a material fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

Employee Benefit Plans. Each of the Lessee and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Lessee or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the value of the assets of such Plan. Neither the Lessee nor any ERISA Affiliate has incurred any Withdrawal Liability which remains unpaid and that could result in a Material Adverse Effect. Neither the Lessee nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and to the best knowledge of the Lessee no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

Environmental Matters. Except as set forth in the Environmental Audit, the Property is free of contamination from any Release of Hazardous Substances. Neither the Lessee nor any of its Subsidiaries has any material contingent liability related to noncompliance with any Environmental Laws, or related to any Release or threatened Release of a Hazardous Substance or the generation, use, storage or disposal of Hazardous Substances associated with the Property. The Lessee and each Subsidiary is conducting its respective business in compliance with all applicable Environmental Laws. Neither the Lessee nor any of its Subsidiaries has received notice of any failure to so comply. The Lessee's and its Subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Environmental Laws, in violation of any such law or any regulations promulgated pursuant thereto. Neither the Lessee nor any of its Subsidiaries has caused or suffered to occur any Release with respect to any Hazardous Substance at, under, above or upon any real property which it owns or leases or to which it transported, disposed or arranged for disposal of Hazardous Substances that would result in a Material Adverse Effect. Neither the Lessee nor any of its Subsidiaries is involved in operations which are reasonably likely to result in the imposition of any material liability on the Lessee or any of its Subsidiaries under any Environmental Law, and neither the Lessee nor any of its Subsidiaries has permitted any tenant or occupant of such premises to engage in any such activities.

Insurance. The Lessee has obtained insurance coverage covering the Property which meets the requirements of Section 14.1 of the Lease and Section 6.1 of the Construction Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect.

Representations and Warranties; No Default. The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct. The Construction Agent and the Lessee are in compliance with their respective obligations under the Operative Agreements and there exists no Lease Default or Lease Event of Default under any of the Operative Agreements. No Lease Default or Lease Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the Closing Date.

Nature of the Property. The Lessee, as Construction Agent on behalf of the Agent Lessor, shall construct a four story office building on the Land substantially in accordance with the Plans and Specifications. The Lessee has performed all actions necessary to ensure that it and all other

Lessee Persons will be able to obtain, and the Lessee and all other Lessee Persons will obtain, all subdivision, platting, zoning, construction, environmental and other permits, licenses, consents, approvals and authorizations from all Governmental Authorities in connection with the acquisition of the Land and the development and construction of the Improvements in accordance with the Plans and Specifications when required to be obtained. The Lessee, as Construction Agent, has performed all examinations and made all inquiries necessary to ensure that each of the other Lessee Persons, and each of the other contractors, subcontractors and suppliers that will be involved in the development and construction of the Property, is capable of, and each of them will, obtain all necessary materials, supplies and labor at the points in time required by the construction schedule for the Property in order to enable them to Complete construction of the Property in accordance with the Plans and Specifications and the requirements of such construction schedule. There is no local opposition to any of the proposed or approved development plans for the Property that would have any effect on the ability of the Construction Agent to construct the Improvements or obtain the permits and other authorizations from Governmental Authorities for the Improvements.

Authorization by the Lessee. The execution and delivery of each of the Lease, Lease Supplement, Consent to Assignment and each other Operative Agreement delivered by the Lessee on the Closing Date and the performance of the obligations of the Lessee under such Lease, Lease Supplement, Consent to Assignment and other Operative Agreements have been duly authorized by all requisite corporate action of the Lessee.

Execution and Delivery by the Lessee. Each of the Lease, Lease Supplement, Consent to Assignment and each other Operative Agreement delivered on Closing Date by the Lessee have been duly executed and delivered by the Lessee.

Valid and Binding Obligations. Each of the Lease, Lease Supplement, Consent to Assignment and each other Operative Agreement delivered by the Lessee on the Closing Date is a legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its respective terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

Intentionally Deleted.

Priority of Liens. (i) Upon proper recordation, the Deed of Trust and the Assignment of Lease delivered on the Closing Date will constitute a valid and perfected first lien on the Lessor's interest and the Lessee's interest in the Property and the Improvements located thereon, subject only to the Permitted Exceptions including the Lien of the Lease, and (ii) upon proper filing, the Lessor Financing Statements will perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement governed by Article 9 of the Uniform Commercial Code, and to the extent the security interest can be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code.

Flood Zone. No portion of the Improvements being constructed on the Land is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Improvements in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

Legal Requirements. The Property being acquired by the Agent Lessor on the Closing Date complies with all Legal Requirements (including all zoning and land use laws and Environmental Laws).

Consents, etc. All consents, licenses and building permits required by all Legal Requirements for construction, completion, occupancy and operation of the Property have been or will be obtained and are or will be in full force and effect by the time required by such Legal Requirements.

Title to the Property. Upon the acquisition of the Property on the Closing Date, the Agent Lessor will have good and marketable title to the Land and the Improvements thereon, subject only to the Permitted Exceptions including the Lien of the Lease and Lessor Liens. Upon the acquisition of title to the Land and the Improvements thereon on Closing Date, the Agent Lessor will have the right to grant the Deed of Trust on the Property. The Agent Lessor will at all times have good and marketable title to the Land, Building and any other Improvements, subject only to Permitted Exceptions including the Lien of the Lease and Lessor Liens.

Conditions Precedent in Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Lessee relating to the acquisition of the Property by the Agent Lessor have been satisfied in full.

Offering. Neither Lessee nor anyone acting on behalf of the Lessee has directly or indirectly offered any interest in the Property or the Notes for sale to, or solicited any offer to acquire any of the same from, anyone other than the Lessors, the Lenders, and other institutions, each of which is believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby.

Tax Registration. The transactions contemplated hereby are either (i) not required to be registered pursuant to Code Section 6111 and any regulations promulgated thereunder or (ii) required to be registered pursuant to Code
Section 6111, and, if so required, Lessee will properly and timely register such transaction in accordance with Code Section 6111 and any regulations promulgated thereunder and will provide the correct registration number to Lessor. No inference is to be drawn from this Section 7.3(dd) or Section 12.9 that (i) the transactions contemplated by the Operative Agreements (or any provision thereof) are a confidential corporate tax shelter subject to registration within the meaning of Code Section 6111 (and the regulations thereunder), a "potentially abusive tax shelter" within the meaning of Code Section 6112 (and the regulations thereunder) or a transaction requiring a disclosure statement under Temporary Regulation Section 1.6011-4T or (ii) Lessee or any other signatory to this Participation Agreement or any other Operative Agreement is a promoter, organizer, manager, seller or investor in a corporate tax shelter, as any of those terms are defined under Code Section 6111 or 6112 (and any other regulations thereunder). It is understood and agreed that the representations, warranties and covenants contained in this Section 7.3(dd) are for the purpose of Section 12.9 hereof.

No Confidential Offers. Each Participant or other offeree (and each employee, representative, or other agent of such Participant or offeree) shall be permitted to disclose the structure as it relates to the tax aspects of the transaction contemplated by the Operative Agreements to any and all Persons, without limitation of any kind on such disclosure.

         7.4 REPRESENTATIONS AND WARRANTIES OF THE LESSEE UPON EACH FUNDING DATE. The Lessee and the Construction Agent hereby represent and warrant as of each Funding Date as follows:

Representations and Warranties. The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct in all material respects (with respect to Funding Dates following the initial Funding Date) on and as of such Funding Date. The Construction Agent and the Lessee are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default attributable to the Lessee or Construction Agent under any of the Operative Agreements. No Default or Event of Default attributable to the Lessee or Construction Agent will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the related Requisition on such date.

Title to Property. As of the Funding Date, the Agent Lessor has good and marketable title to the Land, subject only to the Permitted Exceptions including the Lien of the Lease and Lessor Liens. The Agent Lessor has good and marketable title to any Improvements theretofor financed under the Operative Agreements, subject only to Permitted Exceptions including the Lien of the Lease and Lessor Liens.

Priority of Liens. Assuming proper recordation, the Deed of Trust and the Assignment of Lease and the Lease Supplement constitute a valid and perfected first lien on the Property and the Improvements, subject only to Permitted Exceptions, including the Lien of the Lease.

Execution and Delivery by the Construction Agent. The execution and delivery of each Operative Agreement delivered by the Construction Agent on such date and the performance of the Construction Agent's obligations under such Operative Agreements have been duly authorized by all requisite corporate action of the Construction Agent.

Valid and Binding Obligations of the Construction Agent. Each Operative Agreement delivered by the Construction Agent on such date is a legal, valid and binding obligation of the Construction Agent, enforceable against the Construction Agent in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

Insurance. The Construction Agent has obtained insurance coverage covering the Property which meets the requirements of the Construction Agency Agreement and the other Operative Agreements before commencing construction, repairs or Modifications, as the case may be, and such coverage is in full force and effect.

Property-Related Matters. The Property, as improved in accordance with the Plans and Specifications, will comply with all Legal Requirements (including all applicable zoning and land use laws and Environmental Laws) in all material respects and all Insurance Requirements. The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the applicable Improvements in accordance with the Plans and Specifications, such Improvements on the Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or variance) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes). Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no defects to such Improvements including, without limitation, the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental
Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any applicable Environmental Law) pending or threatened which adversely affects the title to, or the use, operation or value of, the Property. No fire or other casualty with respect to the Property has occurred which fire or other casualty has had a material adverse effect on the Lessee's ability to perform its obligations under the Construction Agency Agreement and the other Operative Agreements. All utilities serving the Property, or proposed to serve the Property in accordance with the Plans and Specifications, are located in, and in the future will be located in, and vehicular access to the Improvements on the Property is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. All applicable licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Property during the construction of the Improvements thereon and the use and operation of the Improvements following such construction, (ii) the construction of the Improvements in accordance with the Plans and Specifications and the Construction Agency Agreement and (iii) the use and operation of the Improvements following such construction as permitted pursuant to the Lease have been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties.

Lease Requirements. The Improvements, when completed, will comply with all requirements and conditions set forth in the Lease and all other conditions and requirements of the Operative Agreements.

Conditions Precedent contained in the Operative Agreements. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Construction Agent relating to the relevant Advance have been satisfied in full.

         7.5 REPRESENTATIONS AND WARRANTIES OF THE AGENT LESSOR UPON EACH FUNDING DATE. The Agent Lessor hereby represents and warrants as of each Funding Date as follows:

Representations and Warranties. The representations and warranties of the Agent Lessor set forth in the Operative Agreements are true and correct in all material respects (with respect to Fundings following the initial Funding Date). The Agent Lessor is in compliance with its respective obligations under the Operative Agreements.

Authority of the Agent Lessor. The execution and delivery of each Operative Agreement delivered by the Agent Lessor on such date and the performance of the obligations of the Agent Lessor under each such Operative Agreement has been duly authorized by all requisite action of the Agent Lessor.

Execution and Delivery by the Agent Lessor. Each Operative Agreement delivered by the Agent Lessor on such date has been duly executed and delivered by the Agent Lessor.

Valid and Binding Obligations of the Agent Lessor. Each Operative Agreement delivered by the Agent Lessor on such date is a legal, valid and binding obligation of the Agent Lessor, enforceable against the Agent Lessor in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

         7.6 REPRESENTATIONS AND WARRANTIES OF THE LESSORS UPON FUNDING DATES. Each Lessor as to itself hereby represents and warrants as of each Funding Date that: (a) the representations and warranties of such Lessor set forth in the Operative Agreements are true and correct in all material respects (with respect to Fundings following the initial Funding Date)and (b) such Lessor is in compliance with its obligations under the Operative Agreements.

                                   SECTION 8

                           PAYMENT OF CERTAIN EXPENSES

         The Lessee agrees, for the benefit of the Agent Lessor, each of the Lessors, the Agent and each of the Lenders, that:

         8.1 PAYMENT OF COSTS AND EXPENSES. The Construction Agent/Lessee shall pay (on behalf of the Agent Lessor in the case of amounts incurred by the Agent Lessor) all amounts described in this Section 8.1 as set forth herein; provided, however, that (i) the amounts set forth in clauses (a) through (d) below will, so long as the conditions set forth herein for an Advance are satisfied, be paid with the proceeds of Advances and capitalized as part of Project Cost and (ii) the Construction Agent's obligations during the Construction Period to pay such amounts directly are subject to the second sentence of the definition of Supplemental Rent:

Transaction Expenses not otherwise referenced in this Section 8.1 which shall be payable from time to time.

All reasonable expenses of the Agent Lessor, the Lessors, the Lenders and the Agent (including the reasonable fees, charges and disbursements of legal counsel and of local counsel, if any, who may be retained by such legal counsel; provided that the Lenders, the Agent Lessor, the Lessors and the Agent agree to use the same counsel with respect to items referred to in clause (1) of this subsection) in connection with (1) the negotiation, preparation, execution and delivery of any amendment, supplement or other modification to this Participation Agreement or any other Operative Agreement, whether or not such amendment, supplement or modification is ultimately entered into, or giving or withholding of waivers or consents hereto or thereto requested by the Lessee or
(2) any enforcement of any rights or remedies against the Lessee in respect of the Operative Agreements, including in connection with any workout, restructuring or negotiations in respect thereof, which shall be payable within ten (10) Business Days of demand.

The Structuring Fee.

The Commitment Fees.

         8.2 BROKERS' FEES AND STAMP TAXES. The Lessee shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Agreements.

         8.3 CREDIT AGREEMENT AND RELATED OBLIGATIONS. The Lessee shall pay, before the due date thereof, all costs and expenses (other than principal and interest on the Loans, but including breakage costs and interest on overdue amounts pursuant to Section 2.7(c) of the Credit Agreement and Section 12.6 hereof or otherwise) required to be paid by the Agent Lessor under the Credit Agreement, the Deed of Trust, the Assignment of Lease and the Contract Assignment to the extent such costs and expenses are attributable to an action or inaction of the Lessee or by the Lessee hereunder.

                                   SECTION 9

                         OTHER COVENANTS AND AGREEMENTS

         9.1 COOPERATION WITH THE LESSEE. The Agent Lessor and the Agent shall, to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof), at the Lessee's expense, cooperate with the Lessee in connection with its covenants contained herein or in any of the Operative Agreements, including, without limitation, at any time and from time to time, upon the request of the Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may reasonably request in order to perform such covenants. The Agent Lessor agrees that, to the extent it shall obtain actual knowledge of the occurrence of a Lease Default or a Credit Agreement Default caused by the Agent Lessor or any of its Affiliates, it shall promptly notify the Lessee describing the same in reasonable detail. The Agent agrees that, to the extent it shall obtain actual knowledge of the occurrence of a Lease Default or a Credit Agreement Default it shall promptly notify the Lessee describing the same in reasonable detail.

         9.2 COVENANTS OF THE AGENT LESSOR AND THE LESSORS. Each of the Agent Lessor and the Lessors hereby agrees as to itself that so long as this Agreement is in effect:

Discharge of Liens. Each of the Agent Lessor and each Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it or any of its Affiliates; provided, however, that the Agent Lessor and each Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent.

Change of Chief Place of Business. The Agent Lessor shall give prompt notice to the Lessee and the Agent if the Agent Lessor's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 31 West 52nd Street, New York, New York 10019 or if it shall change its name.

Loan Documents. So long as the Lease is in effect, none of the Lenders, the Lessors, the Agent nor the Agent Lessor shall consent to or permit any amendment, supplement, waiver or other modification of the terms and provisions of the Credit Agreement, the Notes or the Security Documents, in each case if such could reasonably be anticipated to have the effect of modifying the rights, remedies or obligations of Lessee or could reasonably be anticipated to otherwise adversely affect Lessee, in each case without the prior written consent of the Lessee.

         9.3 AMENDMENT OF CERTAIN DOCUMENTS. The Agent, for itself and on behalf of the Lenders, hereby agrees for the benefit of the Lessors and the Agent Lessor that it will not amend, alter or otherwise modify, or consent to any amendment, alteration or modification of, the Lease (including the definitions of any terms used in such document) without the prior written consent of the Lessors and the Agent Lessor as the case may be, if such amendment, alteration or modification would materially and adversely affect the interests of the Lessors or the Agent Lessor. Provisions requiring consent include, without limitation, any amendment, alteration or modification that would release the Lessee from any of its obligations in respect of the payment of Basic Rent, Supplemental Rent, Termination Value, Maximum Residual Guarantee Amount, Purchase Option Price or Partial Purchase Option Price or any other payments in respect of the Property as set forth in the Lease, or amend the provisions of
Section 8 of the Credit Agreement,
or reduce the amount of, or change the time or manner of payment of, obligations of the Lessee as set forth in the Lease, or create or impose any obligation on the part of the Lessors or the Agent Lessor under the Lease, or extend or shorten the duration of the Term, or modify the provisions of this Section 9.3.

         9.4 PROCEEDS OF CASUALTY. The Lessors and the Agent Lessor agree, for the benefit of the Agent and the Lenders, that if at any time either any Lessor or the Agent Lessor receives any proceeds as a result, directly or indirectly, of any Casualty with respect to the Property which the Agent Lessor is entitled to retain and hold in accordance with the terms of the Lease, the Lessors and the Agent Lessor agree that they will promptly deposit such amounts in an account with the Agent. The Lessors and the Agent Lessor also agree that they will execute and deliver such documents and instruments as the Agent may request in order to grant the Agent, for the benefit of the Lenders, a valid and perfected, first priority security interest in such proceeds.

         9.5 COVENANTS OF THE LESSEE. The Lessee hereby agrees that so long as this Agreement is in effect:

Information. The Lessee will deliver to the Agent Lessor, the Lessors, the Lenders and the Agent:

                  (b) as soon as available and in any event within one hundred five (105) days after the end of each fiscal year of the Lessee, a statement of financial position of the Lessee and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholder's equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent accountants of nationally recognized standing, together with an Officer's Certificate from the chief financial officer of the Lessee substantially in the form of Exhibit K hereto containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 9.5 and stating that no Default or Event of Default has occurred or is continuing, or if any Default or Event of Default has occurred and is continuing, describing it and the steps if any, being taken to cure it

                  (c) as soon as available and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Lessee, an unaudited consolidated statement of financial position of the Lessee as of the end of such period and the related consolidated statements of income, shareholders' equity and cash flows for such period and for the portion of the Lessee's fiscal year ended at the end of such period, together with an Officer's Certificate of the chief financial officer of the Lessee substantially in the form of Exhibit K hereto containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this
Section 9.5 and stating that no Default or Event of Default has occurred or is continuing or, if any Default or Event of Default has occurred and is continuing, describing it and the steps, if any, being taken to cure it;

                  (d) promptly after the filing thereof, if applicable, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents), which the Lessee shall have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended;

                  (e) if and when any member of the ERISA Group (1) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV or ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (6) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (7) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Lessee setting forth details as to such occurrence and action, if any, which the Lessee or applicable member of the ERISA Group is required or proposes to take;

                  (f) promptly after the occurrence of any Default or Event of Default, notice thereof in writing, together with information regarding the steps, if any, being taken to cure it; and

                  (g) from time to time such additional information regarding the Lessee or the Property as the Agent Lessor or the Agent, at the request of any Lessor or Lenders, may reasonably request;

provided, however, for purposes of the delivery of any report on Forms 10-K, 10-Q or 8-K required under this Section 9.1(a) (but not Officer's Certificates required under this Section 9.1(a)), any such reports shall be deemed delivered to the Agent Lessor, the Lessors, the Lenders and the Agent upon the filing of such report with the Securities and Exchange Commission.

Compliance with Laws. The Lessee will, and will cause its Subsidiaries to, comply with all applicable laws, ordinances, rules, regulations, orders and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and noncompliance will not result in costs in excess of $5,000,000.

Further Assurances. The Lessee shall take or cause to be taken from time to time all action necessary to assure during the Construction Period and the Term that title to the Property remains in the Agent Lessor as contemplated by Section
12.1 of the Lease, that the Agent Lessor holds a perfected Lien on the Property securing the Lease Balance as contemplated by Section 7.1 of the Lease, and that the Agent holds a perfected Lien on the Property and the Lease securing the repayment of the Loans.

Existence; Franchises; Businesses. Except as otherwise expressly permitted in this Agreement, the Lessee shall, and shall cause each Subsidiary to (i) maintain in full force and effect its separate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business, and (ii) continue doing business as a whole in the lines of business in which they were engaged on the Closing Date and businesses reasonably related thereto.

Books and Records. The Lessee shall, and shall cause each Subsidiary to, maintain its books and records in accordance with GAAP, and permit the Lessors and the Lenders to make or cause to be made inspections and audits of any books, records and papers of the Lessee and its Subsidiaries and to make extracts therefrom at all such reasonable times and as often as any such Person may reasonably require.

Minimum Consolidated Tangible Net Worth. At no time will the Lessee's Consolidated Tangible Net Worth be less than $200,000,000.

Minimum Consolidated Fixed Charge Ratio. The Lessee shall maintain at all times a minimum Consolidated Fixed Charge Ratio at least equal to the following for the periods indicated below, such ratio to be measured at the end of each fiscal quarter:

                PERIOD                               RATIO
                ------                               -----
        Closing Date through 12/31/02               2.0:1.0
        1/01/03 through 12/31/03                    2.5:1.0
        Thereafter                                  3.0:1.0

Fundamental Changes. The Lessee shall not, nor shall it permit any Subsidiary to, enter into any merger, consolidation or amalgamation, where it is not the surviving entity, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of the Lessee and its Subsidiaries; provided, however, that if (i) at least thirty (30) days prior to the consummation of such transaction the Lessee shall have furnished to the Lessor, the Participants and the Agent an Officer's Certificate of the chief financial officer of the Lessee that no Default or Event of Default shall occur after giving effect thereto, and (ii) no Default or Event of Default shall have occurred before or after giving effect thereto:

                  (1) any Subsidiary of the Lessee may be merged or consolidated with or into the Lessee (provided, however, that the Lessee shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Lessee (provided, however, that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

                  (2) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Lessee or any other wholly-owned Subsidiary of the Lessee.

No Impairment of Deposits. The Lessee shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation which could directly or indirectly restrict, prohibit or require the consent of any Person to the making by the Lessee of any deposit constituting part of the Defeasance Deposit or the realization thereon or utilization thereof (or of any earnings thereon or of any other Collateral) by the Agent Lessor, the Agent or any of the Lenders or Lessors.

                                   SECTION 10

                                CREDIT AGREEMENT

         10.1 LESSEE'S CREDIT AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lessee, the Agent Lessor and the Lessors hereby agree that:

the Lessee shall have the right to give the notice referred to in Section 2.3 of the Credit Agreement;

the Lessee shall have the right to continue Loans and select Interest Periods in accordance with Section 2.5 of the Credit Agreement;

the Lessee shall have the right to receive copies of all notices delivered to the Agent Lessor or the Lessors under the Credit Agreement and the other Operative Agreements and such notices shall not be effective until received by the Lessee;

the Lessee shall have the right to give notice of prepayment of the Loans in accordance with Section 2.4 of the Credit Agreement;

the Lessee shall have the right to cure, to the extent susceptible to a cure, any Default or Event of Default of the Agent Lessor under the Credit Agreement; provided, that (except with respect to an Event of Default under Section 6.1(a) of the Credit Agreement or Section 17.1(a) of the Lease) such right to cure any Default or Event of Default shall extend thirty (30) days beyond the grace periods contained in the Credit Agreement;

the Lessee shall have the right to approve any successor Agent pursuant to
Section 7.9 of the Credit Agreement; and

without limiting the foregoing clauses (a) through (f), and in addition thereto,
(x) in the absence of a continuing Lease Event of Default, the Agent Lessor shall not exercise any right under the Credit Agreement without giving the Lessee at least ten (10) Business Days' prior written notice (or such shorter period as may be required but in no case less than three (3) Business Days) and, following such notice, the Agent Lessor shall take such action, or forbear from taking such action, as the Lessee shall direct and (y) in the absence of a continuing Lease Event of Default, the Lessee shall have the right to exercise any other right of the Agent Lessor under the Credit Agreement upon not less than two (2) Business Days' prior written notice from the Lessee to the

Agent Lessor. Notwithstanding the foregoing, the Agent Lessor and the Lessors shall retain the exclusive right to the exercise of the Excepted Rights.

                                   SECTION 11

                              TRANSFER OF INTEREST

         11.1 ASSIGNMENTS. Each Participant may, without the consent of the Lessee, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit I (an "Assignment and Acceptance") to one or more Eligible Transferees, with respect to Loan Commitments and Loans or Lessor Commitments and Lessor Contributions, provided, that each such assignment shall be of a constant, not varying, percentage of all of the assigning Participant's rights and obligations under the Operative Agreements. In the case of assignments made by a Lender, any such assignment shall be in a minimum aggregate amount of $5,000,000 of its Loan Commitment (or the balance of such Loan Commitment, if less) and the aggregate remaining Loan Commitment of the assigning Lender shall, after giving effect to the proposed assignment, be at least $5,000,000 or if less, zero. In the case of assignments made by a Lessor, any such assignment shall be in a minimum aggregate amount of $500,000 of its Lessor Commitment (or the balance of such Lessor Commitment, if less) and the aggregate remaining Lessor Commitment of the assigning Lessor shall, after giving effect to the proposed assignment, be at least $500,000 or if less, zero. Any assignment hereunder shall be effective upon delivery to the Agent and the Agent Lessor of written notice of the assignment together with a transfer fee of $2,500 payable by the assignor Participant or the assignee Participant to the Agent for its own account. The assigning Participant will give prompt notice to the Agent of any such assignment. Upon the effectiveness of any such assignment (and after notice to and consent of the Lessee, the Agent and the Agent Lessor, as provided herein), the assignee shall become a "Lender" or "Lessor", as the case may be, for all purposes of the Operative Agreements and, to the extent of such assignment, the assigning Participant shall be relieved of its obligations hereunder to the extent of the Loans or Lessor Contributions, as the case may be, and Commitment components being assigned. The Agent agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). The Lessee shall not be responsible for any costs or expenses incurred by any Participant in connection with an assignment of all or any of its rights and obligations in connection with an assignment pursuant to this Section 11.1.

         11.2 PARTICIPATIONS. Each Participant may sell, transfer, grant or assign participations in all or any part of such Participant's interests and obligations hereunder; provided, that (i) any such sub-participant shall be an Eligible Transferee, (ii) the selling Participant shall remain a "Lender" or "Lessor", as the case may be, for all purposes under the Operative Agreements (such selling Participant's obligations under the Operative Agreements remaining unchanged) and the sub-participant shall not constitute a Lender or a Lessor, as the case may be, hereunder, (iii) no such sub-participant shall have, or be granted, rights to approve any amendment or waiver relating to the Operative Agreements except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans or Lessor Contributions in which the sub-participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Expiration Date or the date of any mandatory prepayment), interest or fees in which the sub-participant is participating, or
(C) release all or substantially all of the collateral or guarantees (except as expressly provided in the Operative Agreements) supporting any of the Loans or Lessor Contributions or Commitments in which the sub-participant is participating, and (iv) sub-sub-participations by the sub-participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the sub-participant shall not have any rights under the Operative Agreements (the sub-participants rights against the selling Participant in respect of such participation to be those set forth in the participation agreement with such Participant creating such participation) and all amounts payable by the Lessee hereunder shall be determined as if such Participant had not sold such participation; provided, however, that such sub-participant shall be entitled to receive additional amounts under Sections 12.3 and 12.7 on the same basis as if it were a Participant (but only to the extent that the Participant would have been entitled to receive such additional amounts with respect to the interest participated had it not sold such participation). The Lessee shall not be responsible for any costs or expenses incurred by any Participant in connection with a sale, transfer, grant or assignment of participations pursuant to this
Section 11.2.

         11.3 DISCLOSURE OF INFORMATION; PLEDGE UNDER REGULATION A.

Any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11, disclose to such assignee or participant or proposed assignee or participant, any information relating to Lessee or the Transactions, provided, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 11.3(b).

The Agent and the Agent Lessor understand that some of the information and documents furnished to it pursuant to the Operative Agreements may be confidential and each of them agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except disclosure may be made (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Operative Agreements; (ii) to the Lenders' and the Lessors' examiners and auditors or in accordance with the Lenders' or Lessors' obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate affiliate of any Participant so long as such affiliate agrees to accept such information or agreement subject to the restrictions provided in this Section 11.3(b); (iv) to the Participant's counsel and other professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 11.3(b); (v) to proposed assignees and participants in accordance with Section 11.3(a); and (vi) with the prior written consent of the Lessee.

Anything in this Section 11 to the contrary notwithstanding, any Participant may without the consent of Lessee, the Agent or the Agent Lessor, assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, any payment by Lessee for the benefit of the assigning or pledging Participant shall be deemed to satisfy Lessee's obligations with respect thereto.

                                   SECTION 12

                                 INDEMNIFICATION

         12.1 GENERAL INDEMNITY.

The Lessee, whether or not any of the transactions contemplated hereby shall be consummated, hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims arising from events occurring during the Basic Term following the Construction Period, any Renewal Term and thereafter which may be imposed on, incurred by or asserted against an Indemnified Person (whether because of action or omission of such Indemnified Person or otherwise, whether or not such Indemnified Person shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or occurs prior to the Closing Date or after the Expiration Date, in any way relating to or arising or alleged to arise out of (i) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, delivery, nondelivery, leasing, subleasing, possession, use, operation, repair, maintenance, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of the Property or any part thereof, (ii) any latent or other defects in any property whether or not discoverable by an Indemnified Person or the Lessee; (iii) a violation of any Legal Requirement or Requirement of Law (other than with respect to Lessor Liens); (iv) the Operative Agreements, or any transaction contemplated thereby; (v) any breach by the Lessee of any of its representations or warranties under the Operative Agreements or failure by the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (vi) personal injury, death or property damage relating to the Property, including Claims based on strict liability in tort; (vii) the existence of any Lien on or with respect to the Property, the Improvements, the Equipment, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, the Agent Lessor, the Construction Agent or any of their contractors or agents or by reason of the financing of the Property or any personality or equipment purchased or leased by the Lessee or Improvements or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Agent or the Lessor; and (viii) the Transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code; but in any event excluding (A) Claims to the extent such Claims arise solely out of events occurring after the expiration of the Term and after the

Lessee's discharge of all its obligations under the Lease and the other Operative Agreements or (B) as to any Indemnified Person, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnified Person. The Lessee shall be entitled to control, and shall assume full responsibility for the defense of, any Claim; provided, however, that any Indemnified Person named in such Claim may retain separate counsel reasonably acceptable to the Lessee at the expense of the Lessee in the event of and to the extent of a conflict. The Lessee and each Indemnified Person agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnified Person shall not be a condition to the Lessee's obligations under this Section 12.1, except to the extent failure to give such notice materially prejudices Lessee's rights hereunder. After an Indemnified Person has been fully indemnified for a Claim pursuant to this
Section 12.1, and so long as no Lease Event of Default under the Lease shall have occurred and be continuing, the Lessee shall be subrogated to any right of such Indemnified Person with respect to such Claim. None of the Indemnified Persons shall settle a Claim without the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

The Construction Agent agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless the Agent Lessor and the Lessors (the "Lessor Parties") on an After Tax Basis (which right to indemnity may be assigned by the Lessor Parties), from and against any and all Claims (including Losses (as defined in Section 12.11)) arising from events occurring during the Construction Period that may be imposed on, incurred by or asserted against the Lessor Parties, whether or not the Lessor Parties shall also be indemnified as to any such Claim by any other Person and whether or not such claim arises or accrues prior to the Closing Date, in any way relating to or arising out of the circumstances described in clauses (i) through (viii) of Section 12.1(a) but only to the extent (1) such Claims result from acts or omissions of the Construction Agent or any Lessee Person and (2)(A) are not related to construction completion, or (B) if such Claims are related to construction completion, the Lessee's recourse liability for such Claims shall not exceed the Construction Period Maximum Recourse Amount. The Construction Agent acknowledges and agrees in this connection that the Property is in its control and possession during the Construction Period, that it is responsible as Construction Agent for the acts and omissions of its subcontractors and agents and all Lessee Persons and that it has agreed to maintain the Property free from injury or mishap to third persons; provided, however, that the occurrence of injury or mishap to third persons shall not give rise to a Construction Agency Agreement Event of Default or a Lease Event of Default.

         12.2 ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this Section 12, during the Construction Period, the Lessee hereby agrees to indemnify, hold harmless and defend each Lessor Party, and during the Basic Term following the Construction Period, any Renewal Term and thereafter, each Indemnified Person, on an After Tax Basis from and against any and all Claims (including, without limitation, third party Claims for personal injury or real or personal property damage), losses (including, but not limited to, to the extent the Lease Balance and all other Obligations have not been fully paid, any loss of value of the Property), damages, liabilities, fines, penalties, charges, and all reasonable costs and expenses incurred in connection therewith (including, but not limited to, reasonable consultants' and attorneys' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial removal or restoration work, arising in whole or in part, out of:

the presence on or under the Property of any Hazardous Substances, or any Release of any Hazardous Substances on, under, from or onto the Property,

any activity, including, without limitation, construction, carried on at the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnified Person), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under the Property, loss of or damage to the Property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from activities on or conditions with respect to the Property, any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, in each case arising from activities on or conditions with respect to the Property, or any residual contamination on or under any parcel of Land, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances from any parcel of Land, and irrespective of whether any of such activities were or will be undertaken accordance with all Requirements of Law;

provided, however, the Lessee shall not be required to indemnify any Indemnified Person under this Section 12.2 for (1) Claims to the extent such Claims arise solely out of events occurring after the expiration of the Term and after the Lessee's discharge of all its obligations under the Lease and the other Operative Agreements or (2) as to any Indemnified Person, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnified Person. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from, any remedy under the Lease or any other Operative Agreement.

         12.3 GENERAL IMPOSITIONS INDEMNITY.

Indemnification. During the Construction Period, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Lessor Parties (but not, with respect to property taxes imposed on the Property, in excess of the Construction Period Maximum Recourse Amount), and the Agent Lessor agrees to pay and assume liability for and does hereby indemnify, protect and defend the other Indemnified Persons (for which obligation the Construction Agent agrees to indemnify the Agent Lessor), and hold it and them harmless against, all Impositions on an After Tax Basis. During the Basic Term following the Construction Period, and any Renewal Term, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and each Indemnified Person, and hold it and them harmless against, all Impositions on an After Tax Basis.

Payments.

         (b) Subject to the terms of Section 12.3(f), the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Lessee shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

         (c) In the case of Impositions for which no contest is conducted pursuant to Section 12.3(f) and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions fifteen (15) Business Days prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses an Indemnified Person, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to fifteen (15) Business Days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 12.3(f), the Lessee shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), fifteen (15) Business Days prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 12.3(f).

         (d) Impositions imposed with respect to the Property for a billing period during which the Lease expires or terminates (unless a Renewal Term is to apply or the Lessee has exercised the Purchase Option or the Maturity Date Purchase Option with respect to the Property) shall be adjusted and prorated on a daily basis between the Lessee and the Lessors, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

         (e) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of 10% or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

Reports and Returns. (i) The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection (a) and of which the Lessee has knowledge or should have knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Lessee that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Requirements of Law, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection
(a), provide such Indemnified Person at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Indemnified Person shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Lessee) with respect to the Property which the Lessee may reasonably require to prepare any required tax returns or reports. Each Indemnified Person agrees to use commercially reasonable efforts to send to the Lessee a copy of any written request or other notice that the Indemnified Person receives with respect to any reports or returns required to be filed with respect to the Property or the transactions contemplated by the Operative Agreements, it being understood that no Indemnified Person shall have any liability for failure to provide such copies.

Income Inclusions. If as a result of the payment or reimbursement by the Lessee of any expenses of any Lessor or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, any Lessor or any Lender or any of their respective Affiliates shall suffer a net increase in any federal, state or local income tax liability, the Lessee shall indemnify such Persons (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized or reasonably expected to be realized by such person in respect thereof, as well as any interest, penalties and additions to tax payable by such Lessor, such Lender or such Affiliate, in respect thereof.

Withholding Taxes. As between the Lessee on one hand, and the Lessor or the Agent or any Participant on the other hand, the Lessee shall be responsible for, and, subject to the provisions of Sections 12.3(g) and (h), the Lessee shall indemnify and hold harmless the Agent Lessor, the Agent and the Participants (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of payments with respect to the Loans or Lessor Contributions or with respect to Rent payments under the Lease or payments of the Termination Value, Permitted Lease Investment Balance, Purchase Option Price or Partial Purchase Option Price (and, if the Agent Lessor, the Agent or any Participant receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Agent Lessor, the Agent or such Participant).

Contests of Impositions.

         (f) If a written claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of the Lessee for thirty
(30) days after the receipt of such notice by the Lessee; provided, however, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Lessee, inform the Lessee of such shorter period, and no action shall be taken with respect to such claim or proceeding without the consent of the Lessee before two days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Lessee's obligation hereunder except to the extent such failure precludes the Lessee from contesting, or otherwise materially adversely affects the Lessee's ability to contest, all or part of such claim.

         (g) If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Lessee is required by law or regulation for the Indemnified Person to commence such contest), the Lessee shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Lessee's request, shall allow the Lessee to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper or (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

         (h) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Lessee that otherwise would be payable in respect of such claim and shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to this
Section 12.3 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

         (l) Notwithstanding the foregoing provisions of this Section 12.3, an Indemnified Person shall not be required to take any action and the Lessee shall not be permitted to contest any Impositions in its own name or that of the Indemnified Person unless (A) the Lessee shall have agreed to pay in writing and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements and the contested claim if ultimately required to be paid, (B) in the case of a claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity exceeds $50,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property or the Defeasance Deposit Collateral, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Lessee shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) the Lessee shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 12.3, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Lessee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

Documentation of Withholding Status. Each Participant (or any successor thereto or Transferee thereof) that is organized under the laws of a jurisdiction outside of the United States of America shall:

         (j) on or before the date it becomes a party to any Operative Agreement, deliver to the Lessee any certificates, documents, or other evidence that shall be required by the Code or Treasury Regulations issued pursuant thereto to establish its exemption from United States Federal withholding requirements, including (A) two valid, duly completed, original copies of Internal Revenue Service Form W-8BEN or Form W-8ECI or successor applicable form, properly and duly executed, certifying in each case that such party is entitled under Section 1442 of the Code or any other applicable provisions thereof or under any applicable tax treaty or convention to receive payments pursuant to the Operative Agreements without deduction or withholding of any United States federal income taxes and is a foreign person thereby entitled to an exemption from United States backup withholding taxes, and any such additional form (or any successor form or forms required) upon the expiration or obsolescence of any previously delivered form; and

         (k) comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

Limitation on Tax Indemnification. Subject to Section 12.6, the Lessee shall not be required to indemnify any Indemnified Person, or to pay any increased amounts to any Indemnified Person or tax authority with respect to any Impositions pursuant to this Section 12.3 to the extent that (i) any obligation to withhold, deduct, or pay amounts with respect to Tax existed on the date such Indemnified Person became a party to any Operative Agreement (and, in such case, the Lessee may deduct and withhold such Tax from payments pursuant to the Operative Agreements), or (ii) such Indemnified Person fails to comply with the provisions of Section 12.3(g) (and, in such case, the Lessee may deduct and withhold all Taxes required by law as a result of such noncompliance from payments made by the Lessee pursuant to the Operative Agreements). With respect to any transferee of any Participant (including a transfer resulting from any change in the designation of the lending office of a Participant), the transferee shall not be entitled to any greater payment or indemnification under this Section 12.3 than the transferor would have been entitled to.

         12.4 EURODOLLAR RATE LENDING UNLAWFUL. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Participant to make, continue or maintain Eurodollar Loans or Eurodollar Lessor Contributions as contemplated by the Operative Agreements, (i) such Participant shall promptly give written notice of such circumstances to the Lessee, the Lessor Agent and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender or Lessor, as the case may be, hereunder to make, continue or maintain Eurodollar Loans or Eurodollar Lessor Contributions shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Participant to make, continue or maintain Eurodollar Loans or Eurodollar Lessor Contributions, such Participant shall then have a commitment only to make or maintain ABR Loans or ABR Lessor Contributions when a Eurodollar Loan or Eurodollar Lessor Contribution is requested and (c) such Participant's Loans and Lessor Contributions then outstanding as Eurodollar Loans or Eurodollar Lessor Contributions, if any, shall be converted automatically to ABR Loans or ABR Lessor Contributions on the respective last days of the then current Interest Periods with respect to such Loans and Lessor Contributions or within such earlier period as required by law. If any such conversion of Eurodollar Loans or Eurodollar Lessor Contributions occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Lessee and/or the Agent Lessor shall pay to the Agent Lessor and/or such Participant such amounts, if any, as may be required pursuant to Section 12.7. In any such case, interest and principal (if any) shall be payable contemporaneously with the related Eurodollar Loans or Eurodollar Lessor Contributions of the other Participants.

         12.5 DEPOSITS UNAVAILABLE. If any of the Participants shall have determined that:

         (b) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Participant in its relevant market; or

         (c) by reason of circumstances affecting the Participant's relevant market, adequate means do not exist for ascertaining the interest rate or Yield, as the case may be, applicable to such Participant's Eurodollar Loans or Eurodollar Lessor Contributions;

then, upon notice from such Participant to the Lessee, the Lessor Agent, the Agent and the other Participants, (x) the obligations of the Participants to make or continue any Loans or Lessor Contributions as, or to convert any Loans or Lessor Contributions into, Eurodollar Loans or Eurodollar Lessor Contributions shall be suspended, and (y) each outstanding Eurodollar Loan or Eurodollar Lessor Contribution shall automatically convert into an ABR Loan or ABR Lessor Contribution on the last day of the current Interest Period applicable thereto.

         12.6 INCREASED COSTS, ETC.

If the adoption of or any change in a Requirement of Law or in the interpretation or application thereof applicable to any Participant, or compliance by any Participant with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Participant becomes a Participant):

                  (b) shall subject such Participant to any Tax of any kind whatsoever with respect to any Eurodollar Loans or Eurodollar Lessor Contributions made, continued or maintained by it or its obligation to make, continue or maintain Eurodollar Loans or Eurodollar Lessor Contributions, or change the basis of taxation of payments to such Participant in respect thereof (including, without limitation, any change in the basis of taxation of payments to such Participant that prevents or would prevent such Participant from being legally entitled to a complete exemption from withholding as described in
Section 12.3(g) with respect to any Loans or Lessor Contributions); or

                  (c) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Loans and Lessor Contributions, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Participant which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                  (d) shall impose on such Participant any other condition (excluding any Tax of any kind) whatsoever in connection with the Operative Agreements;

and the result of any of the foregoing is to increase the cost to such Participant, by an amount which such Participant reasonably deems to be material, of making, continuing or maintaining Eurodollar Loans or Eurodollar Lessor Contributions or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Lessee and the Lessor from such Participant, through the Agent and/or the Agent Lessor, in accordance herewith, during the Construction Period the Participants shall fund through Advances and capitalize, and during the Basic Term following the Construction Period and any Renewal Term the Lessee shall pay such Participant, any additional amounts necessary to compensate such Participant for such increased cost or reduced amount receivable; provided, that, in any such case, the Lessee may elect to convert the Eurodollar Loans or Eurodollar Lessor Contributions made by such Participant hereunder to ABR Loans or ABR Lessor Contributions by giving the Agent at least one Business Day's notice of such election, in which case during the Construction Period, the Agent Lessor, and during the Term, the Lessee, shall promptly pay to such Participant, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 12.7. All payments required by this Section 12.6(a) shall be made by the Agent Lessor or the Lessee within 10 Business Days after demand by the affected Participant. The Agent Lessor or the Lessee shall not be obligated to reimburse any Participant for any increased cost or reduced return incurred more than 120 days after the date that such Participant receives actual notice of such increased cost or reduced return unless such Participant gives notice thereof to the Agent Lessor and the Lessee in accordance with this Section 12.6 during such 120 day period. If any Participant becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Agent Lessor or the Lessee, through the Agent and/or the Agent Lessor, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof (including the method by which such Participant allocated such amounts to the applicable Lessee or Lessees). Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, through the Agent and/or the Agent Lessor, to the Agent Lessor or the Lessee shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and Lessor Contributions and all other amounts payable hereunder.

Each Participant shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 12.6, including, without limitation, a change in the office of such Participant at which its obligations related to this Participation Agreement are maintained if such change will avoid the need for or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. If any such claim for compensation shall not be eliminated or waived, the Lessee shall have the right to replace the affected Participant with a new financial institution that shall succeed to the rights of such Participant under this Participation Agreement; provided, that such Participant shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.

         12.7 FUNDING LOSSES. During the Construction Period, the Lessee agrees to indemnify and hold harmless each Lessor Person and the Agent Lessor agrees to indemnify and hold harmless each other Indemnified Person (but not to exceed the Construction Period Maximum Recourse Amount), and thereafter the Lessee agrees to indemnify and hold harmless each Indemnified Person, on an After Tax Basis, from any loss or expense which such Indemnified Person may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (a) default by the Lessee in making a borrowing of or continuation of Loans or Lessor Contributions which are Eurodollar Loans or Eurodollar Lessor Contributions after Lessee has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Lessee in making any prepayment of a Loan or Lessor Contribution which is a Eurodollar Loan/Lessor Contribution after the Lessee has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of Loans or Lessor Contributions which are Eurodollar Loans or Eurodollar Lessor Contributions on a day which is not the last day of an Interest Period with respect thereto.

         12.8 CAPITAL ADEQUACY.

If the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Closing Date, has or will have the effect of reducing the rate of return on any Participant's or its parent company's capital by an amount such Participant reasonably deems to be material, as a consequence of its commitments or obligations hereunder to a level below that which such Participant or its parent company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Participant's or its parent company's policies with respect to capital adequacy), then, upon notice from such Participant, (i) during the Construction Period the Participants shall fund through Advances and capitalize, and (ii) thereafter, the Lessee shall pay to such Participant, such additional amount or amounts as will compensate such Participant and its parent company on or After Tax Basis for such reduction (it being understood that such parent company shall not be reimbursed to the extent its subsidiary Participant is reimbursed by the Lessee in connection with the same or a similar law, rule, regulation, change, request or directive applicable to such Participant). All payments required by this Section 12.8 shall be made by the Lessee within 10 Business Days after demand by the affected Participant. The Lessee shall not be obligated to reimburse any Participant for any reduced return incurred more than 120 days after the date that such Participant receives actual notice of such reduced return unless such Participant gives notice thereof to the Lessee in accordance with this Section 12.8 during such 120 day period. If any Participant becomes entitled to claim any additional amounts pursuant to this Section, it shall provide prompt notice thereof to the Lessee, through the Agent and/or the Agent Lessor, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, through the Agent and/or the Agent Lessor, to the Lessee shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Participation Agreement and the other Operative Agreements and the payment of the Loans, Lessor Contributions and all other amounts payable hereunder and thereunder.

Each Participant shall use its commercially reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 12.8, including, without limitation, a change in the office of such Participant at which its obligations related to the Operative Agreements are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. If any such claim for compensation shall not be eliminated or waived, the Lessee shall have the right to replace the affected Participant with a new financial institution that shall succeed to the rights of such Participant under the Operative Agreements; provided, however, that such Participant shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.

         12.9 SPECIAL TAX INDEMNITY.

Lessee shall pay and assume all liability for and does hereby agree to indemnify each Indemnified Person and, in each case, their accountants, lawyers, and other advisors (each, a "Tax Registration Indemnitee") on an After Tax Basis for any tax, addition to tax, penalty or other cost as a result of a breach, inaccuracy or incorrectness of the representation found in Section 7.3(dd); provided, however, that this indemnity shall not apply to any tax, additional tax, penalty or other cost arising from (i) the gross negligence or willful misconduct of such Tax Registration Indemnitee; (ii) the inaccuracy or incompleteness of any information provided by such Tax Registration Indemnitee to Lessee to the extent such information is included in the registration form or other related materials and to the extent such failure results in the imposition of increased taxes, additions to tax, penalties or other costs; or (iii) the activities of such Tax Registration Indemnitee unrelated to the transactions contemplated herein that result in the transactions contemplated herein being deemed to be a confidential corporate tax shelter if the transactions contemplated herein would not otherwise have been deemed to be a confidential corporate tax shelter.

If a written claim is made or any proceeding is commenced by the Internal Revenue Service against any Tax Registration Indemnitee for any amount as to which Lessee has an indemnity obligation pursuant to this Section 12.9, such Tax Registration Indemnitee agrees to notify the Lessee promptly in writing of such proposed claim or proceeding, but the failure to provide such notice shall not release Lessee from its indemnity obligation hereunder except to the extent that it is materially adversely affected thereby. Lessee shall be entitled, at its expense, to require that any amount for which it may be obligated to indemnify a Tax Registration Indemnitee pursuant to this Section 12.9 be contested and to withhold payment during pendency of such contest (if such forbearance is permitted by law), provided that Lessee will pay any cost, expense, interest or penalty associated with such forbearance. A Tax Registration Indemnitee shall have control over any contest commenced pursuant to this Section 12.9(b) but Lessee shall have, upon request, the right to participate (including its counsel) in all proceedings and such Tax Registration Indemnitee shall keep Lessee informed as to all material developments in such contest and afford Lessee an opportunity to discuss with such Tax Registration Indemnitee Lessee's interests with respect to such contest.

Lessee and each Tax Registration Indemnitee agree to cooperate with each other with respect to maintaining any required documentation or other information in connection with the tax shelter registration provisions of Code Section 6111, the investor list provisions of Code Section 6112 and the disclosure statement provisions of Code Section 6011 (and any of the regulations thereunder).


         12.10 INDEMNITY PAYMENTS IN ADDITION TO LEASE OBLIGATIONS. The Construction Agent/Lessee acknowledges and agrees that the Construction Agent/Lessee's obligations to make indemnity payments under this Section 12 are separate from, in addition to, and do not reduce the Construction Agent/Lessee's obligations under the Lease.

         12.11 LESSOR INDEMNIFICATION.

Indemnified Losses. During the Construction Period, the Agent Lessor, for and on behalf of the Lessor Parties, shall pay, indemnify, protect, defend, save and keep harmless each Indemnified Person (other than the Lessor Parties, their Affiliates, successors, assigns, directors, shareholders, partners, officers, employees and agents) (a "Non-Lessor Party") on an After Tax Basis from and against any Losses (as hereinafter defined) arising from Covered Matters (as hereinafter defined), subject to the limitations set forth in this Section 12.11.

Definitions. For purposes of this Section 12.11, the following terms shall have the meanings set forth below:

                           "Covered Matters" means each of the matters set forth
                  in Section 12.1(b) or under any of Sections 12.2, 12.3(a) or
                  12.7 ("Indemnification Sections").

                           "Losses" means each of the Claims, costs, losses or
                  Impositions indemnified against pursuant to any of the Indemnification Sections and arising during the Construction Period.

No Indemnification for Certain Matters. The Agent Lessor shall not be required to indemnify or hold harmless any Non-Lessor Party hereunder against any matter referred to in clause (a) of this Section 12.11 (i) to the extent such party would be required to be indemnified by the Construction Agent pursuant to any Indemnification Section for such matter or (ii) to the extent of the exceptions or exclusions from indemnification contained in any of the Indemnification Sections or in Section 12.1(a).

Limitations on Indemnification by Lessor Parties. The Agent Lessor's obligation to indemnify and hold harmless any Non-Lessor Party under this Section 12.11:

                  (b) is not an individual or personal obligation of the Agent Lessor, but solely its obligation in its capacity as a Lessor, and nothing herein shall be construed as creating any liability on any Lessor Party, individually or personally, to pay, indemnify or hold harmless any Non-Lessor Party under this Section;

                  (c) is not an obligation binding on the Agent Lessor, except to the extent of any payments received by the Lessor Parties pursuant to an Indemnification Section;

                  (d) shall be paid and discharged solely and exclusively from amounts received by the Agent Lessor pursuant to an Indemnification Section and it is expressly agreed by each Non-

Lessor Party that the sole recourse of each such Person for payment or discharge of the indemnification obligations created under this Section 12.11 shall be to such amounts paid by the Construction Agent pursuant to an Indemnification Section; and

                  (e) is the sole and exclusive right of each Non-Lessor Party against the Lessor Parties, and any right to proceed against any Lessor Party individually or otherwise under common law, federal or state securities laws or otherwise for indemnification or contribution in connection with the matters covered by this Section 12.11 is hereby expressly waived by each Non-Lessor Party (other than claims that may be made against any Lessor Party, individually or personally, for fraud, gross negligence or willful misconduct).

Nothing in this Section 12.11 is intended as or should be construed as a limitation on the right of any Non-Lessor Party to make indemnification, contribution or other claims of any kind against the Construction Agent, to the extent that such claims otherwise may be made, with respect to any matter, including indemnification for Losses of the type referred to in this Section 12.11.

Repayment to the Lessor Parties. To the extent that any payments made pursuant to any Indemnification Section are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Agent Lessor to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Non-Lessor Parties who received any such payments from the Agent Lessor (or any portion thereof) shall repay any such amounts to the Agent Lessor, or as may otherwise be directed by a court of competent jurisdiction.

Survival, Reinstatement. The indemnification obligations of the Agent Lessor under this Section 12.11 shall survive and be reinstated to the same extent, for the same period and in the same manner as the indemnification obligations of the Construction Agent under the applicable Indemnification Section.

Indemnification Procedures. The right of any Non-Lessor Party to seek indemnification from the Agent Lessor under this Section 12.11 is subject to and conditioned upon compliance by any such Non-Lessor Party with the notice, cooperation, appointment of counsel, contest rights and other provisions in the Indemnification Sections as fully as if such Sections were set forth herein, except (i) that any reference in the Indemnification Sections to the Construction Agent/Lessee shall be deemed to be a reference to the Agent Lessor or, if the Agent Lessor so directs in any case, the Agent Lessor and/or the Construction Agent for purposes of this Section 12.11 and (ii) the limitation in the Indemnification Sections on the number of counsel that may be engaged to represent Non-Lessor Parties shall be deemed to be a reference to the same number of counsel acting on behalf of Non-Lessor Parties rather than Indemnified Persons under the Indemnification Sections, to the extent such costs are recoverable pursuant to the applicable Indemnification Section.

                                   SECTION 13

                                  DISTRIBUTION

         13.1 BASIC RENT. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Agent shall be distributed by the Agent to the Lessors and the Lenders pro rata in accordance with, and for application to, the Basic Rent then due, as well as any overdue interest or Yield due to the Lessors or the Lenders (to the extent permitted by applicable law) in the following order of priority:

                  First, to the Lenders pro rata to pay the Notes Basic Rent;
         and

                  Second, to the Lessors pro rata to pay the Lessor Basic Rent.

         13.2 PAYMENTS BY THE LESSEE. Any payment received by the Agent as a result of:

the purchase of the Property in connection with the exercise of the Purchase Option, Partial Purchase Option or Maturity Date Purchase Option under Section
20.1 or 20.2 of the Lease or Section 4.2(b) or Article V of the Construction Agency Agreement, or

compliance with the obligation to purchase the Property in accordance with
Section 17.2 of the Lease or Section 4.2(b) or Article V of the Construction Agency Agreement, or

the payment of the Lease Balance in accordance with Section 16.1 of the Lease, or the payment of the Termination Value or Lease Balance in accordance with Article V of the Construction Agency Agreement,

shall be distributed by the Agent to the Lessors and the Lenders in the following order of priority:

                  first, to the Lenders pro rata to pay the Participant Balance of each Lender; and

                  second, to the Lessors pro rata to pay the Participant Balance of each Lessor.

         13.3 PAYMENT OF PARTICIPANT BALANCES. In accordance with Section 21.1 of the Lease upon the exercise of the remarketing option or upon a return of the Property to the Agent Lessor or a remarketing thereof pursuant to Sections 4.2(b), 5.3 or 5.5 of the Construction Agency Agreement or Section 16.1 of the Lease, the payment of the Maximum Residual Guarantee Amount, the Construction Period Maximum Recourse Amount or the Permitted Lease Investment Balance to the Agent shall be distributed to the Lenders for application to pay in full the Participant Balance of each Lender, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders. Any excess shall be distributed to the Lessors pro rata based upon their respective Participant Balances as Lessors.

         13.4 SALES PROCEEDS OF REMARKETING OF PROPERTY. Any payments received by the Agent as proceeds from the sale of the Property sold pursuant to the exercise of the remarketing option pursuant to Article XXI of the Lease or in connection with termination of the Lease under Section 16.1 of the Lease, or pursuant to any remarketing under Section 4.2(b), 5.3 or 5.5 of the Construction Agency Agreement, together with any payment made as a result of an appraisal pursuant to Section 21.3 of the Lease, shall be distributed by the Agent in the funds so received in the following order of priority:

                  first, to cover the costs and expenses of such sale including, if applicable, the Lessor Remarketing Fee;

                  second, an amount equal to the difference between (x) the Permitted Lease Investment Balance and (y) the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount or Permitted Lease Investment Balance, if any, as the case may be, previously paid by Lessee shall be distributed: (i) first, to the Lenders to be applied to the unpaid Loan Balance remaining after the application of Section 13.3; and (ii) second, to the Lessors to be applied to the unpaid Lessor Balance;

                  third, to the Lessee to the extent of the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount or Permitted Lease Investment Balance, as the case may be, previously paid to the Lessors;

                  fourth, (i) first, to the Lenders to be applied to the Loan Balance remaining unpaid; and (ii) second, to the Lessors to be applied to the Lessor Balance remaining unpaid and which, in the case of clauses (i) and (ii) shall include the Nonrecourse Portion, if any; and

                  fifth, the balance, if any, shall be returned to the Lessee.

         13.5 SUPPLEMENTAL RENT. All payments of Supplemental Rent received by the Agent (excluding any amounts payable pursuant to the preceding provisions of this Section 13) shall be distributed promptly by the Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Agreements.

         13.6 DISTRIBUTION OF PAYMENTS AFTER LEASE EVENT OF DEFAULT.

During the continuance of a Lease Event of Default and subject to clause (b) below, all proceeds from the sale of the Property and the Defeasance Deposit Collateral and all payments from the Lessee shall be distributed by the Agent in the following order of priority:

                  first, so much of such payment or amount as shall be required to pay or reimburse the Agent and the Agent Lessor for any tax, fees, expense, indemnification or other loss incurred by the Agent or the Agent Lessor (to the extent incurred in connection with any duties as the Agent or Agent Lessor, as the case may be, and to the extent the Lessee is permitted to pay such items under the Operative Agreements), shall be distributed to the

         Agent and the Agent Lessor without priority of one over the other for their own accounts in accordance with the amount of such payment or amount payable to such Person;

                  second, so much of such payments or amounts as shall be required to pay the Lenders and the Lessors the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Agreements, and to the extent the Lessee is permitted to pay such items under the Operative Agreements, shall be distributed to each such Lender and Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  third, in the case of a sale of the Property following a Lease Event of Default, as provided in Section 13.4; otherwise, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders;

                  fourth, to the Lessors in an amount equal to the aggregate Lessor Balance shall be distributed to the Lessors for application to the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors and, in the case where amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors; and

                  fifth, the balance, if any, of such payment or amounts remaining thereafter shall be returned to the Lessee.

All payments received and amounts realized by the Agent in connection with any Casualty or Condemnation during the continuance of a Lease Default shall be distributed by the Agent as follows:

                  (b) in the event that the Agent Lessor (at the direction of the Lessors) and the Agent elect to pay all or a portion of such amounts to the Lessee for the repair of damage caused by such Casualty or Condemnation, then such amounts shall be distributed to the Lessee, and

                  (c) in the event that the Agent Lessor (at the direction of the Lessors) and the Agent elect to apply all or a portion of such amounts to the purchase price of the Property, then such amounts shall be distributed in accordance with clause (a).

         13.7 OTHER PAYMENTS.

Except as otherwise provided in Sections 13.1, 13.2, 13.6 and clause (b) below, any payment received by the Agent for which no provision as to the application thereof is made in the Operative Agreements or elsewhere in this Section 13 (including any balance remaining after the application in full of amounts to satisfy any expressed provision) shall be distributed pro rata among the Lenders and the Lessors without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all the Participant Balances.

Except as otherwise provided in Sections 13.1, 13.2 and 13.6, all payments received and amounts realized by the Agent or the Agent Lessor under the Lease or otherwise with respect to the Property to the extent received or realized at any time after the indefeasible payment in full of the Participant Balances of all of the Lenders and the Lessors and any other amounts due and owing to the Lenders or the Lessors, shall be distributed forthwith by the Agent or the Agent Lessor, as the case may be, in the order of priority set forth in Section 13.6(a).

Except as otherwise provided in Sections 13.1 and 13.2, any payment received by the Agent or the Agent Lessor for which provisions as to the application thereof is made in an Operative Agreement but not elsewhere in this Section 13 shall be distributed forthwith by the Agent Lessor or the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Agreement.

         13.8 CASUALTY AND CONDEMNATION AMOUNTS. Subject to Section 13.6(b), any amounts payable to the Agent as a result of a Casualty or Condemnation pursuant to Section 15.1 of the Lease and the Assignment of Lease shall be distributed as follows:

all amounts payable to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 15.1(a) of the Lease shall be distributed to the Lessee, and all other amounts shall be distributed by the Agent to the Lenders and the Lessors in the following order of priority:

                  first, to the Lenders, pro rata, to pay the Participant Balance of each Lender; and

                  second, to the Lessors, pro rata, to pay the Participant Balance of each Lessor.

         13.9 ORDER OF APPLICATION. Each payment payable to the Lenders or to the Lessors shall be payable pro rata among the Lenders or the Lessors, as the case may be, based upon their respective outstanding Loan Balances or Lessor Balances prior to the application of such payment. To the extent any payment made to any Lender or any Lessor pursuant to Sections 13.2, 13.3, 13.4, 13.6,
13.7 or 13.8 is insufficient to pay in full the Participant Balance of such Lender or Lessor, then each such payment shall first be applied to accrued interest or Yield and then to principal on the Loans or the Lessor Contributions, as applicable.

                                   SECTION 14

                                THE AGENT LESSOR

         14.1 APPOINTMENT AND AUTHORIZATION. Each Lessor irrevocably appoints and authorizes Deutsche Bank AG, New York Branch as Agent Lessor (in such capacity as Agent Lessor hereunder and under the other Operative Agreements, the "Agent Lessor") of such Lessor to enter into the Operative Agreements (including, without limitation, the Lease and the Lease Supplement) on behalf of such Lessor and to act as specified herein and in the other Operative Agreements, and each such Lessor hereby authorizes the Agent Lessor as agent for such Lessor, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto (including, without limitation, the execution and delivery from time to time in accordance with the provisions and terms hereof of the Lease Supplement, the Assignment of Lease Supplement and the various other documents, conveyances, terminations, assignments and instruments contemplated herein to be delivered by the Agent Lessor on behalf of the Lessors). Each action taken by the Agent Lessor under any Operative Agreement shall be deemed to be on behalf of each of the Lessors, unless otherwise indicated. Notwithstanding any provision to the contrary elsewhere herein or in the other Operative Agreements, the Agent Lessor shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lessor, and no applied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Operative Agreements, or shall otherwise exist against the Agent Lessor.

         14.2 DELEGATION OF DUTIES. The Agent Lessor may execute any of its duties hereunder or under the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent Lessor shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

         14.3 AGENT LESSOR AND AFFILIATES. The Agent Lessor shall have the same rights and powers under this Agreement and under the other Operative Agreements as any other Lessor, and may exercise or refrain from exercising the same as though it were not the Agent Lessor.

         14.4 ACTION BY AGENT LESSOR. The obligations of the Agent Lessor hereunder and under the other Operative Agreements are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent Lessor shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein and in the other Operative Agreements.

         14.5 CONSULTATION WITH EXPERTS. The Agent Lessor may consult with legal counsel (who may be counsel for Lessee, a Participant, the Agent, or any Affiliate of any of them), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         14.6 EXCULPATORY PROVISIONS. Neither the Agent Lessor nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with the Operative Agreements; (b) the performance or observance of any of the covenants or agreements of Lessee; (c) the satisfaction of any condition precedent specified herein or in any other Operative Agreement; (d) the validity, effectiveness or genuineness of any of the Operative Agreements or any other instrument or writing furnished in connection herewith or therewith; (e) the use of the proceeds of any Advance; (f) the existence of any Default or Event of Default; or (g) the properties, books or records of Lessee.

         14.7 RELIANCE ON COMMUNICATIONS. The Agent Lessor shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Lessee, independent accountants and other experts selected by the Agent Lessor). The Agent Lessor may deem and treat the Participants as the owner of their respective interests hereunder and under the other Operative Agreements for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent Lessor in accordance with Section
11. The Agent Lessor, acting in its capacity as Agent Lessor, shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Operative Agreements unless it shall first receive such advice or concurrence of the Lessors as it deems appropriate or it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent Lessor shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Operative Agreements in accordance with a request of the Lessors and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participant's (including their successors and assigns).

         14.8 NOTICE OF DEFAULT. The Agent Lessor shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent Lessor has received notice from a Participant or Lessee referring to the Operative Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent Lessor receives such a notice, the Agent Lessor shall give prompt notice thereof to the Participants. The Agent Lessor shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lessors.

         14.9 NON-RELIANCE ON AGENT LESSOR AND OTHER PARTICIPANTS. Each Participant expressly acknowledges that neither the Agent Lessor (other than in its role as Participant) nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent Lessor or any affiliate thereof hereafter taken, including any review of the affairs of Lessee, shall be deemed to constitute any representation or warranty by the Agent Lessor to any Participant. Each Participant represents to the Agent Lessor that it has, independently and without reliance upon the Agent Lessor or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial, and other conditions, prospects and creditworthiness of Lessee and made its own decision to make its proportionate share of the Advances hereunder and under the other Operative Agreements and enter into this Participation Agreement and the other Operative Agreements. Each Participant also represents that it will, independently and without reliance upon the Agent Lessor or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Lessee. Except for notices, reports and other documents expressly required to be furnished to the Participant's by the Agent Lessor hereunder, the Agent Lessor shall not have any duty or responsibility to provide any Participant with any credit or other information concerning: the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of Lessee which may come into the possession of the Agent Lessor or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         14.10 INDEMNIFICATION. The Lessors agree to indemnify the Agent Lessor in its capacity as such (to the extent not reimbursed by Lessee and without limiting the obligation of Lessee to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent Lessor in its capacity as such in any way relating to or arising out of this Participation Agreement or the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent Lessor under or in connection with any of the foregoing; provided, that no Lessor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent Lessor. If any indemnity furnished to the Agent Lessor for any purpose shall, in the opinion of the Agent Lessor, be insufficient or become impaired, the Agent Lessor may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment in full of the Obligations and all other amounts payable hereunder and under the other Operative Agreements.

         14.11 FAILURE TO ACT. Except for action expressly required of the Agent Lessor hereunder, the Agent Lessor shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lessors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         14.12 RESIGNATION AND REMOVAL. The Agent Lessor may resign at any time upon at least 30 days' prior notice to Lessee and the Participants, and may be removed for cause at any time by vote of the Required Lessors and notice to the retiring Agent Lessor, the Administrative Agent and the Lessee. In the event of any such resignation or removal, the Required Lessors shall as promptly as practicable (but with five Business Days' prior written notice being given to Lessee) appoint a successor Agent Lessor, provided that such successor Agent Lessor shall be approved by Lessee, Administrative Agent, and, unless an Event of Default is continuing, be approved by the Lessee (which approval shall not be unreasonably withheld or delayed) and, if the Lessee has not responded within such five Business Day period, the Lessee shall be deemed to have approved such new Agent Lessor. If no successor Agent Lessor shall have been so appointed and shall have accepted such appointment within 30 days after either the retiring Agent Lessor's giving of notice of resignation or the Required Lessors' vote to remove the retiring Agent Lessor, then the retiring Agent Lessor may, on behalf of the Lessors, appoint a successor Agent Lessor, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or under the laws of another country that is doing business in the United States and having a combined capital, surplus and undivided profits of at least $100,000,000, or a wholly owned subsidiary of such bank. Upon its acceptance of its appointment, such successor Agent Lessor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent Lessor, and the retiring Agent Lessor shall be discharged from all further duties and obligations as Agent Lessor under this Participation Agreement and under the other Operative Agreements. After any retiring Agent Lessor's resignation or removal hereunder as Agent Lessor, the provisions of this Participation Agreement and of the other Operative Agreements shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent Lessor under this Participation Agreement. No resignation or renewal of the Agent Lessor may become effective until a successor Agent Lessor has been appointed as provided above.

         14.13 DISTRIBUTIONS. The Agent Lessor shall, as promptly as practicable, distribute to each Participant its appropriate portion, if any, of payments received (in good, collected funds) by the Agent Lessor from the Lessee for the account of the Participants.

                                   SECTION 15

                                    RENEWALS

         15.1 EXTENSIONS OF MATURITY DATE AND EXPIRATION DATE; REPLACEMENT OF PARTICIPANTS.

So long as the Lessee has not elected the remarketing option, the Lessee may, not later than eighteen (18) months prior to the Maturity Date, direct a written request to the Agent Lessor and the Agent that the Expiration Date then in effect under the Lease be extended to the date occurring one year after such Expiration Date and concurrently therewith request that the Agent and the Agent Lessor direct a written request to the Lessors and the Lenders that the applicable Maturity Date be extended to the same date (each such additional year, a "Renewal Term"). Each Participant may grant or deny its consent to a Renewal Term in its sole discretion by notifying the Agent and the Agent Lessor in writing (with copy to the Lessee); provided, however, any Participant that fails to respond to such request for a Renewal Term within sixty (60) days after its receipt thereof shall be deemed to have denied such request for a Renewal Term.

In connection with a written request of the Lessee for a Renewal Term, upon the request of the Lessee, the Agent and the Agent Lessor shall be permitted to replace any non-consenting Participant and any Participant that fails to respond to the Agent's and the Agent Lessor's written request for a Renewal Term within the time period specified in clause (a) above (each, a "Non-Consenting Participant") with a replacement bank or other financial institution (a "Replacement Participant") satisfactory to the Lessee, the Lessors and the Lenders, with such replacement to be effective as of the Expiration Date and Maturity Date in effect prior to the requested Renewal Term; provided, however, that (i) such replacement does not conflict with any Requirement of Law, (ii) the Replacement Participant shall purchase from the Non-Consenting Participant
(A) at par, all Loans, in the case of a Lender, and all Lessor Contributions, in the case of a Lessor, (B) all accrued interest, in the case of a Lender, and all accrued Yield, in the case of a Lessor, and (C) all other amounts owing to such Non-Consenting Participant on or prior to the date of replacement, in each case,
(iii) the Lessee shall be liable to such Non-Consenting Participant under
Section 12.6 if any Loan or Lessor Amount, as the case may be, owing to such Non-Consenting Participant shall be prepaid (or purchased) other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) such replacement shall be made in accordance with the provisions of Section 11 (provided that the Lessee or the relevant Replacement Participant shall be obligated to pay the Transaction Expenses arising in connection therewith), and
(v) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the applicable Operative Agreements (including the extension of the Maturity Date contemplated by the relevant request for a Renewal Term and the related extension). The Agent and the Agent Lessor hereby agree to cooperate with the Lessee in its efforts to arrange one or more Replacement Participants as contemplated by this Section 15.1(b).

Any Renewal Term and extension of the Maturity Date and the Expiration Date as contemplated by Section 15.1(a) shall be effective only upon the consent of all Participants after giving effect to the provisions of Section 15.1(b). Except as otherwise provided in this Section 15.1, all other terms of the Operative Agreements shall remain unchanged and with the same force and effect.

                                   SECTION 16

                                  MISCELLANEOUS

         16.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the construction of any Improvements, any disposition of any interest of the Agent Lessor or the Lessors in the Property or the Improvements, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         16.2 NO BROKER, ETC. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, except that the Lessee represents that it has engaged the Arranger and Lund Financial Corporation, the fees of which shall be paid by the Lessee. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         16.3 NOTICES. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by nationally recognized courier service and any such notice shall become effective five Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid or one Business Day after delivery to a nationally recognized courier service specifying overnight delivery and shall be directed to the address of such Person as indicated:

                  If to the Lessee, to it at:

                  MCDATA CORPORATION
                  310 Interlocken Parkway
                  Broomfield, Colorado  80021
                  Attention:  Tom McGimpsey
                  Telephone No.: (303) 460-4348
                  Facsimile No.: (303) 460-3235

                  with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA  94306
                  Attention:  Pamela J. Martinson
                  Telephone No.: (650) 843-5000
                  Facsimile No.: (650) 857-0663

If to any Lessor, to it at such address as may be specified in writing to the other parties hereto.

                  If to the Agent Lessor, to it at:

                  Deutsche Bank AG, New York Branch
                  31 West 52nd Street
                  New York, New York 10019
                  Attention: John Ulrich, Global Asset Finance & Leasing Telephone No.: 212-469-8721
                  Telecopy No.:  212-469-7398
                  with a copy to:

                  Deutsche Bank AG, New York and/or Cayman Islands Branch 130 Liberty Street
                  New York, New York 10006
                  Attention: Claudia Zou, Corporate Finance Services Telephone No.: 212-250-5391
                  Telecopy No.:  212-669-1706

                  If to the Agent, to it at:

                  Deutsche Bank AG, New York Branch
                  31 West 52nd Street
                  New York, New York 10019
                  Attention: John Ulrich, Global Asset Finance & Leasing Telephone No.: 212-469-8721
                  Telecopy No.:  212-469-7398

                  with a copy to:

                  Deutsche Bank AG, New York and/or Cayman Islands Branch 130 Liberty Street
                  New York, New York 10006
                  Attention: Claudia Zou, Corporate Finance Services Telephone No.: 212-250-5391
                  Telecopy No.:  212-669-1706

From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

         16.4 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         16.5 AMENDMENTS AND TERMINATION. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Agreement may be terminated by an agreement signed in writing by the parties hereto and the Lenders.

         16.6 HEADINGS, ETC. The Table of Contents and headings of the various Sections and Subsections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         16.7 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         16.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         16.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16.10 LIABILITY LIMITED.

The parties hereto agree that except as specifically set forth herein or in any other Operative Agreement, no Lessor shall have any personal liability whatsoever to any Participant or their respective successors and assigns for any claim based on or in respect hereof or any of the other Operative Agreements or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against such Lessor's interest in the Property; provided, however, that each Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Agreements, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as a Lessor as contemplated by the Operative Agreements. It is understood and agreed that, except as provided in the preceding sentence: (i) no Lessor shall have any personal liability under any of the Operative Agreements as a result of acting pursuant to and consistent with any of the Operative Agreements; (ii) all obligations of each Lessor to any Lender are solely nonrecourse obligations except to the extent that such Lessor has received the proceeds to the Loans); and (iii) all such personal liability of any Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Agreements by such Lessor.

No Participant shall have any obligation to any other Participant or to Lessee, the Lessors or the Lenders with respect to transactions contemplated by the Operative Agreements, except those obligations of such Participant expressly set forth in the Operative Agreements or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Agreements except as otherwise so set forth.

         16.11 FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense, shall take such action as may be reasonably requested in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

         16.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         16.13 AGENT LESSOR TO HOLD PROPERTY ON BEHALF OF OTHER LESSORS. The Agent Lessor hereby confirms that it is holding the Property on behalf of the Lessors.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            MCDATA CORPORATION,
                                            as Lessee and Construction Agent


                                            By:      /s/ John F. McDonnell
                                               ---------------------------------
                                            Name:    John F. McDonnell
                                                 -------------------------------
                                            Title:   President and CEO
                                                  ------------------------------

                                            DEUTSCHE BANK AG, NEW YORK BRANCH,
                                            as Agent Lessor for the Lessors
                                            and as a Lessor


                                            By:      /s/ Karen Keane
                                               ---------------------------------
                                            Name:    Karen Keane
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------


                                            By:      /s/ John Ulrich
                                               ---------------------------------
                                            Name:    John Ulrich
                                                 -------------------------------
                                            Title:   Asst. Vice President
                                                  ------------------------------

                                            DEUTSCHE BANK AG, NEW YORK AND/OR
                                            CAYMAN ISLANDS BRANCH, as a Lender
                                            and as Agent for the Lenders

                                            By:      /s/ John Ulrich
                                               ---------------------------------
                                            Name:    John Ulrich
                                                 -------------------------------
                                            Title:   Asst. Vice President
                                                  ------------------------------


                                            By:      /s/ Karen Keane
                                               ---------------------------------
                                            Name:    Karen Keane
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------

                                            DEUTSCHE BANC ALEX. BROWN INC.,
                                            as Arranger


                                            By:    /s/ Robert Martorano
                                               ---------------------------------
                                            Name:      Robert Martorano
                                                 -------------------------------
                                            Title:     Director
                                                  ------------------------------


                                            By:    /s/ Gennaro R. D'Agostino
                                               ---------------------------------
                                            Name:      Gennaro R. D'Agostino
                                                 -------------------------------
                                            Title:     Asst. Vice President
                                                  ------------------------------

                                  SCHEDULE 2.1

                               LESSOR COMMITMENTS

Name and Address of Lessor                        Amount of Lessor Commitment
--------------------------                        ---------------------------
Deutsche Bank AG, New York Branch
31 West 52nd Street
New York, New York 10019                                  $9,000,000.00

                                  SCHEDULE 2.8

                              PAYMENT INSTRUCTIONS

Deutsche Bank AG, New York
ABA No.: 026003780
Account No.:  101018730008
Reference:  McDATA Synthetic Lease, Attn: Claudia Zou